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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Chicago Bridge & Iron Company N.V.

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Preliminary Copy
CHICAGO BRIDGE & IRON COMPANY N.V.
POLARISAVENUE 31
2132 JH HOOFDDORP, THE NETHERLANDS
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2005
To the Shareholders of:
CHICAGO BRIDGE & IRON COMPANY N.V.
      You are hereby notified that the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. (the “Company”) will be held at Amstel Inter-Continental Hotel Amsterdam, Prof. Tulpplein 1, 1018 GX Amsterdam, The Netherlands, at 2:00 P.M., local time, on Friday, May 13, 2005, for the following purposes:

1. To elect three members of the Supervisory Board to serve until the Annual General Meeting of Shareholders in 2008 and until their successors shall have been duly appointed. The Supervisory Board recommends the election of J. Charles Jennett, Gary L. Neale and Marsha C. Williams to fill these positions;

2. To authorize the preparation of the Dutch Statutory Annual Accounts of the Company and the annual report of the Management Board in the English language, to discuss the annual report of the Management Board for the year ended December 31, 2004 and to adopt the Dutch Statutory Annual Accounts of the Company for the year ended December 31, 2004;

3. To discharge the members of the Management Board from liability in respect of the exercise of their duties during the year ended December 31, 2004;

4. To discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2004;

5. To resolve on the final dividend for the year ended December 31, 2004, in an amount of $0.16 per share plus a distribution in kind of one share for each outstanding share, all of which have previously been paid out to shareholders in the form of interim dividends;

6. To approve a compensation policy for the Management Board whereby the Management Board will not be entitled to any compensation;

7. To determine the compensation of the Supervisory Directors who are not employees including an increase in the annual retainer for all Supervisory Directors from $25,000 to $30,000 and an increase in the additional annual retainer for the chairman of the Audit Committee from $5,000 to $10,000;

8. To approve the extension of the authority of the Management Board, acting with the approval of the Supervisory Board, to repurchase up to 10% of the issued share capital of the Company until November 13, 2006 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share on any securities exchange where the Company’s shares are traded;

9. To approve the extension of the authority until May 13, 2010 of the Supervisory Board to issue shares and/or grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude the preemptive rights of shareholders of the Company with respect to the issuance of shares and the grant of the right to acquire shares;

10. To amend our Articles of Association to increase the amount of the authorized share capital in accordance with the draft prepared by the Management Board and approved by the Supervisory Board and to authorize each lawyer, each civil law notary and each deputy civil law notary of Baker &

McKenzie Amsterdam N.V. jointly as well as severally, to apply for the ministerial statement of non-objection on the draft deed of amendment of the Articles of Association, to amend said draft in such a way as might appear necessary in order to obtain the statement of no objection and to have executed and to sign the deed of amendment of the Articles of Association;

11. To adopt an amendment to the Chicago Bridge & Iron 1999 Long-Term Incentive Plan;

12. To adopt an amendment to the Chicago Bridge & Iron Incentive Plan;

13. To ratify the appointment of the Company’s independent public accountants for the year ending December 31, 2005;

14. Discussion of compliance with the Corporate Governance Code adopted by the Dutch Corporate Governance Committee on December 9, 2003 (the “Dutch Corporate Governance Code”); and

15. Discussion of the Company’s dividend policy.

      Copies of the Dutch Statutory Annual Accounts, the annual report of the Management Board and the draft deed of amendment of the Company’s Articles of Association can be accessed through our website, www.cbi.com, and may be obtained free of charge by shareholders and other persons entitled to attend general meetings of shareholders of the Company at the offices of the Company at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands; and at the Bank of New York, 620 Avenue of the Americas, New York, New York 10011 from the date hereof until the close of the Annual Meeting.
      Holders of registered shares of record at the close of business on April 6, 2005 are entitled to receive notice of and to vote at the Annual Meeting. Shareholders must give notice to the Management Board of their intention to attend the Annual Meeting in writing prior to May 6, 2005. The share transfer books will not be closed. Admittance of shareholders and acceptance of written voting proxies shall be governed by Dutch law.
      REGISTERED SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Walter G. Browning
Secretary
April *, 2005

PROXY STATEMENT
ITEM 1 ELECTION OF SUPERVISORY DIRECTORS
COMMITTEES OF THE SUPERVISORY BOARD
COMMON SHARE OWNERSHIP BY CERTAIN PERSONS AND MANAGEMENT
EXECUTIVE COMPENSATION
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE CHART
ITEM 2 ADOPTION OF ANNUAL ACCOUNTS FOR 2004
ITEM 3 DISCHARGE OF MEMBERS OF THE MANAGEMENT BOARD
ITEM 4 DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD
ITEM 5 DISTRIBUTION FROM PROFITS
ITEM 6 APPROVAL OF MANAGEMENT BOARD COMPENSATION POLICY
ITEM 7 DETERMINE THE COMPENSATION OF SUPERVISORY DIRECTORS WHO ARE NOT EMPLOYEES
ITEM 8 EXTENSION OF AUTHORITY OF MANAGEMENT BOARD TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL NOVEMBER 13, 2006
ITEM 9 EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO ISSUE SHARES, TO GRANT THE RIGHT TO ACQUIRE SHARES AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL MAY 13, 2010
ITEM 10 PROPOSED AMENDMENT TO OUR ARTICLES OF ASSOCIATION
ITEM 11 ADOPTION OF AN AMENDMENT TO THE CHICAGO BRIDGE & IRON 1999 LONG-TERM INCENTIVE PLAN
ITEM 12 APPROVAL OF THE AMENDED CHICAGO BRIDGE & IRON INCENTIVE PLAN
ITEM 13 APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 14 DISCUSSION OF DUTCH CORPORATE GOVERNANCE CODE
ITEM 15 DISCUSSION OF DIVIDEND POLICY
SHAREHOLDER PROPOSALS
CHICAGO BRIDGE & IRON COMPANY INCENTIVE COMPENSATION PROGRAM

CHICAGO BRIDGE & IRON COMPANY N.V.
PROXY STATEMENT
       This proxy statement, which is first being mailed to holders of registered shares on or about April **, 2005, is furnished in connection with the solicitation of proxies on behalf of the Supervisory Board of Chicago Bridge & Iron Company N.V. (“we”, “CB&I” or the “Company”), who ask you to complete, sign, date and mail the enclosed proxy for use at the Annual General Meeting of Shareholders to be held May 13, 2005, 2:00 p.m., local time (the “Annual Meeting”), for the purposes set forth in the foregoing notice.
      Each share entitles the holder thereof to one vote on each matter submitted to a vote at the meeting. All shares represented by proxies duly executed and received by us within the time indicated on the enclosed proxy (the “Voter Deadline”) will be voted at the meeting in accordance with the terms of the proxies. If no choice is indicated on the proxy, the proxyholders will vote for the election of Messrs. Jennett and Neale and Ms. Williams as Supervisory Directors and for all proposals described in this proxy statement.
      A shareholder may revoke a proxy by submitting a document revoking it, by submitting a duly executed proxy bearing a later date prior to the Voter Deadline or by attending the meeting and voting in person (with regard to which the requirements below apply).
      Only holders of record of the ** registered shares of our share capital, par value Euro 0.01 (the “common shares” or “shares”), issued at the close of business on April 6, 2005, are entitled to notice of and to vote at the meeting. Except where the context otherwise indicates, the information contained in this proxy statement has been adjusted to reflect a two-for-one stock split effected in the form of a stock dividend on or about March 31, 2005. Shareholders must give notice in writing to the Management Board of their intention to attend the Annual Meeting prior to May 6, 2005. Admittance of shareholders and acceptance of written voting proxies shall be governed by Dutch law.
      Although there is no quorum requirement under Dutch law, abstentions, directions to withhold authority to vote for a Supervisory Director nominee and “broker non-votes” (where a named entity holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such named entity does not possess or choose to exercise its discretionary authority with respect thereto) will be considered present at the meeting but will not be counted to determine the total number of votes cast.
      We will bear the cost of soliciting proxies on the accompanying proxy card. Some of our directors, officers and regular employees may solicit proxies in person or by mail, telephone or telefax, but will not receive any additional compensation for their services. We may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of our shares.
ITEM 1
ELECTION OF SUPERVISORY DIRECTORS
      The business and general affairs of the Company and the conduct of the business of the Company by the Management Board are supervised by the Board of Supervisory Directors (the “Supervisory Board”), the members of which are appointed by the general meeting of shareholders. Our Articles of Association provide for at least 6 and no more than 12 Supervisory Directors to serve on the Supervisory Board. The terms of three Supervisory Directors will expire at the date of the general meeting. The Supervisory Board has determined to maintain the number of Supervisory directors at eight. Under the law of The Netherlands, a Supervisory Director cannot be a member of the Management Board of the Company. The general meeting of shareholders has appointed our wholly-owned subsidiary Chicago Bridge & Iron Company B.V. as the sole member of the Management Board.
      Members of the Supervisory Board are elected to serve three-year terms, with approximately one-third of such members’ terms expiring each year. Members of the Supervisory Board must retire no later than at the general meeting of shareholders held after a period of three years following their appointment, but may be re-

elected. A member of the Supervisory Board must resign effective the date of the annual general meeting of shareholders in the year in which the director attains the age of 72. The members of the Supervisory Board receive such compensation for their services as Supervisory Directors as may be determined by the general meeting of shareholders.
      The Supervisory Board believes that there should be a significant majority of independent directors on the Supervisory Board, and generally no more than one management director. An independent director means a member of the Supervisory Board who, in conformity with New York Stock Exchange listing standards, is independent of management and free from any relationship with the Company or otherwise that, in the opinion of the Supervisory Board, would interfere in his or her exercise of independent judgment as a director. No director qualifies as independent unless the Supervisory Board affirmatively determines that the director has no material relationship with the Company (either directly or as an officer, director, partner or significant shareholder of an organization that has a material relationship with the Company), and discloses that determination and the basis for the determination in our annual proxy statement. A director generally will be considered independent if he or she:

•	has not been employed by us within the past 5 years;

•	has not been affiliated with or employed by our present or former auditor within five years since the end of either the affiliation or the auditing relationship;

•	has not been part of an “interlocking directorate”, in which one of our executive officers serves on the compensation committee of another company that concurrently employs the director, within the past five years;

•	has not had an immediate family member (other than a family member employed in a non-officer position) in one of the categories listed above within the past 5 years;

•	is not a paid advisor or consultant to us and receives no financial benefit from any entity as a result of advice or consulting services provided to us by such entity;

•	is not an officer, director, partner or significant shareholder of any of our significant customers or suppliers, or any other entity having a material commercial, industrial, banking, legal or accounting relationship with us; and

•	is not an officer or director of a tax-exempt entity receiving more that 5% of its annual contributions from us.
However, in making the determination as to independence, the Supervisory Board will broadly consider all relevant facts and circumstances in evaluating any relationships that exist between a director and the Company. Such determinations, in individual cases, may warrant exceptions to the above general guidelines. Based on these guidelines, the Supervisory Board has determined that all members of the Supervisory Board, except Mr. Glenn, who is our chief executive officer, are independent. The Supervisory Board has also determined that all members of the Supervisory Board other than Mr. Glenn are “independent” as that term is defined by the Dutch Corporate Governance Code.
      As permitted under Dutch law and our Articles of Association, the Supervisory Board is authorized to make binding nominations of two candidates for each open position on the Supervisory Board, with the candidate receiving the greater number of votes being elected. This means that votes cast for any persons other than the nominees listed below will not be counted. However, the binding nature of the Supervisory Board’s nomination may be overridden by a vote of two-thirds of the votes cast at the meeting if such two-thirds vote constitutes more than one-half of the issued share capital of the Company. In that case, shareholders would be free to cast their votes for persons other than those nominated below.
      Three members of the Supervisory Board are to be elected who will serve until the general meeting of shareholders in 2008. For one position, the Supervisory Board has proposed the election of J. Charles Jennett or David P. Bordages. For the second position, the Supervisory Board has proposed the election of Gary L. Neale or Samuel C. Leventry. For the third position, the Supervisory Board has proposed the election of

Marsha C. Williams or Richard A. Byers. Messrs. Jennett and Neale and Ms. Williams are presently members of the Supervisory Board. Messrs. Bordages, Leventry and Byers are presently our employees.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. JENNETT AND NEALE AND MS. WILLIAMS.
      The Supervisory Board is recommending re-election of these nominees to the Supervisory Board on the basis of their extensive professional knowledge and experience, the outstanding service they have provided the Company to date as Supervisory Directors, and the knowledge and experience of the Company and its business gained by them through their service as Supervisory Directors since 1997.
      Certain information with respect to the nominees for Supervisory Director and the five Supervisory Directors whose terms do not expire this year is as follows:
The Following Nominations are Made for Three-Year Terms Expiring in 2008:

First Position

First Nominee
      J. Charles Jennett, 64, has served as a Supervisory Director of the Company since April, 1997. Dr. Jennett is a private engineering consultant. He served as President of Texas A&M International University from 1996 to 2001, when he became President Emeritus. He was Provost and Vice President of Academic Affairs at Clemson University from 1992 through 1996. Dr. Jennett is a member of the Supervisory Board’s Nominating Committee, Organization and Compensation Committee and Corporate Governance Committee.

Second Nominee
      David P. Bordages, 54, has served as Vice President-Human Resources and Administration of Chicago Bridge & Iron Company since February 25, 2002. Mr. Bordages was Vice President-Human Resources of the Fluor Corporation from April, 1989 through February, 2002.

Second Position

First Nominee
      Gary L. Neale, 65, has served as a Supervisory Director of the Company since April, 1997. He is currently CEO and Chairman of the Board of NiSource, Inc., whose primary business is the transportation and distribution of natural gas and generation and distribution of electricity. Mr. Neale has served as a director of NiSource, Inc. since 1991, a director of Northern Indiana Public Service Company since 1989 and a director of Modine Manufacturing Company (heat transfer products) since 1977. Mr. Neale is Chairman of the Supervisory Board’s Corporate Governance Committee and a member of the Organization and Compensation Committee.

Second Nominee
      Samuel C. Leventry, 55, has served as Vice President-Technology Services of Chicago Bridge & Iron Company since January, 2001. Prior to that, he was Vice President-Engineering from April, 1997 to January, 2001, Product Manager-Pressure Vessels and Spheres from April, 1995 to April, 1997 and Product Engineering Manager-Special Plate Structures for Chicago Bridge & Iron Company. Mr. Leventry has been employed by Chicago Bridge & Iron Company for over 34 years in various engineering positions.

Third Position

First Nominee
      Marsha C. Williams, 54, has served as a Supervisory Director of the Company since April, 1997. Since August, 2002, she has served as Executive Vice President and Chief Financial Officer of Equities Office Properties Trust, a public real estate investment trust that is an owner and manager of office buildings. From

May, 1998, to August, 2002, she served as Chief Administrative Officer of Crate & Barrel, a specialty retail company. Prior to that, she served as Vice President and Treasurer of Amoco Corporation from December, 1997 to May, 1998, and Treasurer from 1993 to 1997. Ms. Williams is a director of Selected Funds, Davis Funds and Modine Manufacturing Company (heat transfer products). Ms. Williams is Chairman of the Supervisory Board’s Audit Committee and a member of the Corporate Governance Committee.

Second Nominee
      Richard A. Byers, 57, has served as Vice President and Treasurer of Chicago Bridge & Iron Company since November, 2003. Mr. Byers was Chief Financial Officer of Pitt-Des Moines, Inc. from April, 1987 to March, 2002.
Supervisory Directors to Continue in Office with Terms Expiring in 2007:
      Jerry H. Ballengee, 67, has served as a Supervisory Director of the Company since April, 1997. Since October, 2001, he has served as Chairman of the Board of Morris Material Handling Company (MMH). Mr. Ballengee served as President and Chief Operating Officer of Union Camp Corporation from July, 1994 to May, 1999, and served in various other executive capacities and as a member of the Board of Directors of Union Camp Corporation from 1988 until 1999, when the company was acquired by International Paper Company. He is Chairman of the Supervisory Board’s Nominating Committee and a member of the Corporate Governance Committee and Audit Committee.
      L. Donald Simpson, 69, has served as a Supervisory Director of the Company since April, 1997. From December, 1996 to December, 1999, Mr. Simpson served as Executive Vice President of Great Lakes Chemical Corporation. Prior thereto, beginning in 1992, he served in various executive capacities at Great Lakes Chemical Corporation. He is a member of the Supervisory Board’s Organization and Compensation Committee and Corporate Governance Committee.
Supervisory Directors to Continue in Office with Terms Expiring in 2006:
      Gerald M. Glenn, 62, has served as Chairman of the Supervisory Board of the Company since April, 1997. He has been President and Chief Executive Officer of Chicago Bridge & Iron Company since May, 1996 and has been a Managing Director of Chicago Bridge & Iron Company B.V. since March, 1997. Since April, 1994, Mr. Glenn has been a principal in the Glenn Group LLC. From November, 1986 to April, 1994, he served as Group President-Fluor Daniel, Inc.
      Vincent L. Kontny, 67, has served as a Supervisory Director of the Company since April, 1997. He retired in 2002 as Chief Operating Officer of Washington Group International (serving in such position since April, 2000), which filed a petition under Chapter 11 of the U.S. Bankruptcy Code on May 14, 2001. Since 1992 he has been the owner and CEO of the Double Shoe Cattle Company. Mr. Kontny was President and Chief Operating Officer of Fluor Corporation from 1990 until September, 1994. Mr. Kontny is Chairman of the Supervisory Board’s Organization and Compensation Committee and is a member of the Audit Committee and Corporate Governance Committee.
      L. Richard Flury, 57, has served as a Supervisory Director of the Company since May 8, 2003 and was consultant to the Supervisory Board from May, 2002 to May, 2003. He retired from his position as Chief Executive, Gas and Power for BP plc on December 31, 2001, which position he had held since June, 1999. Prior to the integration of Amoco and BP, he served as Executive Vice President of Amoco Corporation with chief executive responsibilities for the Exploration and Production sector from January, 1996 to December, 1998. He also served in various other executive capacities with Amoco since 1988. He is a director of the Questar Corporation and Callon Petroleum, and Trustee of Thunderbird Gavin School of International Management. He is a member of the Audit Committee, the Nominating Committee and the Corporate Governance Committee.

COMMITTEES OF THE SUPERVISORY BOARD
Audit Committee
      The Audit Committee is composed of a minimum of three members of the Supervisory Board who satisfy the independence requirements required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules adopted thereunder, the listing standards of the New York Stock Exchange in effect from time to time and the Dutch Corporate Governance Code. The current members of the Audit Committee are Ms. Williams (chairman) and Messrs. Ballengee, Flury and Kontny. The Audit Committee functions under a charter that can be accessed through our website, www.cbi.com. The Supervisory Board has determined that Ms. Williams, Chairman of the Audit Committee, meets the definition of “audit committee financial expert”, as such term is defined under the rules of the Securities and Exchange Commission (the “SEC”) and the definition of “financial expert” as defined by the Dutch Corporate Governance Code. The Supervisory Board has also determined that Ms. Williams and Messrs. Ballengee, Flury and Kontny possess the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. No Audit Committee member serves on more than three audit committees of public companies, except Ms. Williams, who serves on four audit committees of public companies. Our Supervisory Board has determined that such simultaneous service does not impair the ability of Ms. Williams to effectively serve on our Audit Committee. We maintain an Internal Audit Department to provide the Audit Committee and management with ongoing assessments of our system of internal controls.
      The Audit Committee met four times during 2004. Its primary duties and responsibilities include assisting the Supervisory Board in overseeing:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent accountants’ qualifications and independence;

•	the performance of our independent public accountants and our internal audit function; and

•	our system of disclosure and internal controls regarding finance, accounting, legal compliance and ethics.
It also has responsibility for:

•	the nomination, evaluation, retention and dismissal of our independent accountants; and

•	pre-approval of all auditing services and allowable non-audit services provided to us by our independent accountants.
      The Audit Committee has adopted policies and procedures for pre-approving all audit and permissible non-audit services performed by our independent public accountants. Under these policies, the Audit Committee pre-approves the use of audit and audit-related services following approval of the independent public accountants’ audit plan. All services detailed in the audit plan are considered pre-approved. The Audit Committee monitors the audit services engagement as necessary, but not less than quarterly, and approves any changes in terms, conditions and fees resulting in changes in audit scope, Company structure or other items. Other audit services and non-audit services are pre-approved at the Audit Committee’s quarterly meetings. For interim pre-approval of audit and non-audit services, requests and applications are submitted to the Chief Financial Officer, who has been so designated by the Audit Committee for this purpose. If the Chief Financial Officer approves the request or application, it is submitted to the Audit Committee Chairman, or appropriate designated member of the Audit Committee, for pre-approval. All such audit and non-audit services and fee overruns are monitored by the Audit Committee at its quarterly meeting.

Audit Fees
      For the years ended December 31, 2004 and 2003, we incurred the following fees for services rendered by our independent public accountants, Deloitte & Touche LLP:

Fees	2004	2003

Audit Fees(1)	$3,688,300	$1,267,934
Audit-Related Fees(2)	83,800	883,230
Tax Fees(3)	1 ,250,658	1,669,954
All Other Fees(4)	55,000	111,300

Total	$5,077,758	$3,932,418

(1)	Audit Fees consist of fees for audit of our annual financial statements; audit of our controls over financial reporting; reviews of our quarterly financial statements; comfort letters, statutory and regulatory audits and consents; and other services related to SEC matters.

(2)	Audit-Related Fees consist of fees for due diligence associated with acquisitions; financial accounting and reporting consultations; information systems reviews; Sarbanes-Oxley Act Section 404 advisory services; internal control reviews; employee benefit plan audits; and opening balance sheet audits/review of acquisitions.

(3)	Tax Fees consist of fees for tax compliance, tax planning and advice based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consist of Federal, state and local income tax return assistance; sales and use, property and other tax return assistance; assistance with tax return filings in certain foreign jurisdictions; transfer pricing documentation; and preparation of expatriate tax returns. Tax fees also consist of services rendered with respect to proposed transactions and consist of tax advice related to structuring certain proposed mergers, acquisitions and disposals; and an intra-group restructuring.

(4)	All Other Fees consist of permitted non-audit services, such as merger software modeling assistance.
      The Audit Committee considered and concluded that the provision of other services was compatible with maintaining Deloitte & Touche LLP’s independence.
      The Audit Committee has established a toll-free number, (866) 235-5687, whereby interested parties may report concerns or issues regarding the Company’s accounting or auditing practices to the Audit Committee.
Report of the Audit Committee of the Supervisory Board of Chicago Bridge & Iron Company N.V.
      The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2004:
      The Supervisory Board of Directors has adopted a written charter for the Audit Committee.
      We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2004.
      We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the independent public accountants their independence. The Audit Committee has also reviewed the non-audit services provided by Deloitte & Touche LLP, as described above and considered whether the provision of those services was compatible with maintaining Deloitte & Touche’s independence.

      Based on the reviews and discussions referred to above, we recommend to the Supervisory Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee:

Marsha C. Williams (Chairman)
Jerry H. Ballengee
L. Richard Flury
Vincent L. Kontny
Organization and Compensation Committee
      The Organization and Compensation Committee is composed of a minimum of three members of the Supervisory Board who satisfy the independence requirements required by the Exchange Act, the rules adopted thereunder, the listing standards of the New York Stock Exchange in effect from time to time and the Dutch Corporate Governance Code. The current members of the Organization and Compensation Committee are Messrs. Kontny (chairman), Jennett, Neale and Simpson. The Organization and Compensation Committee functions under a charter which can be accessed through our website, www.cbi.com.
      The Organization and Compensation Committee met four times in 2004. Its primary duties and responsibilities include the following:

•	establishment of compensation philosophy, strategy and guidelines for our executive officers and senior management;

•	administration of our long-term and short-term incentive plans;

•	evaluation and approval of corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluation of the Chief Executive Officer’s performance in light of those goals and objectives and setting the Chief Executive Officer’s compensation level based on this evaluation; and

•	preparation of the Compensation Committee report on executive compensation to be included in the proxy statement.
Nominating Committee
      The Nominating Committee is composed of a minimum of three members of the Supervisory Board who satisfy the independence requirements required by the Exchange Act, the rules adopted thereunder and the listing standards of the New York Stock Exchange in effect from time to time. The current members of the Nominating Committee are Messrs. Ballengee (chairman), Flury and Jennett. The Nominating Committee functions under a charter which can be accessed through our website, www.cbi.com.
      The Nominating Committee met four times during 2004. Its primary duties and responsibilities include:

•	identification, review, recommendation and assessment of nominees for election as members of the Supervisory Board;

•	recommendation to the Supervisory Board regarding size, composition, proportion of inside directors and creation of new positions for the Supervisory Board;

•	recommendation of the structure and composition of, and nominees for, the standing committees of the Supervisory Board;

•	recommendation of fees to be paid to non-employee Supervisory Directors; and

•	review of conflicts or potential conflicts of interest to ensure compliance with our Code of Ethics and Business and Legal Compliance Policy and making recommendations to the Supervisory Board concerning the granting of waivers.
      Although the Nominating Committee has not established any specific minimum qualifications to be met by a nominee to be a member of the Supervisory Board, it assesses such factors as independence, judgment, business experience, knowledge of our core business, international background and particular skills to enable a board member to make a significant contribution to the Supervisory Board, the Company and our shareholders. Set forth in Appendix I to the Charter of the Nominating Committee (“Appendix I”) are relevant criteria and characteristics which may be considered in identifying nominees to be a member of the Supervisory Board, including:

•	CEO, COO or running a significant division of a public company;

•	knowledge of our core business, including contracting, energy, building materials (steel) and chemicals;

•	knowledge of international business;

•	financial, liability/equity management and human relations skills; and

•	independence, as defined in the standards set forth in our Corporate Governance Guidelines.
      The Nominating Committee identifies nominees by conducting its own searches primarily based on personal knowledge and recommendations of other members of the Supervisory Board and our management. Nominees are evaluated by the Committee as a whole with reference to Appendix I. The Nominating Committee does not solicit director nominees but will consider and evaluate shareholder recommendations that meet the criteria set forth in Appendix I in the same manner as it evaluates other potential nominees. Recommendations should be submitted in writing and addressed to the Chairman of the Nominating Committee, c/o Walter G. Browning, Secretary, Chicago Bridge & Iron Company N.V., Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands.
Corporate Governance Committee
      The Corporate Governance Committee is composed of all the non-management members of the Supervisory Board. The current members of the Corporate Governance Committee are Messrs. Neale (chairman), Ballengee, Flury, Jennett, Kontny and Simpson and Ms. Williams. The Corporate Governance Committee functions under a charter which can be accessed through our website, www.cbi.com.
      The Corporate Governance Committee met four times during 2004. Its primary duties and responsibilities include the following:

•	oversight of the evaluation of the performance of the Supervisory Board and management;

•	review of policies and practices of management in the areas of corporate governance and corporate responsibility;

•	recommendation to the Supervisory Board of policies and practices regarding the operation and performance of the Supervisory Board; and

•	development, review and recommendation to the Supervisory Board of a set of corporate governance guidelines.
      The Corporate Governance Committee provides an opportunity for the non-management members of the Supervisory Board to meet in regularly scheduled executive sessions for open discussion without management. The Chairman of the Corporate Governance Committee, Gary L. Neale, presides at these meetings. We have established a toll-free number, (866) 235-5687, whereby interested parties may contact non-management directors. Calls to this number for non-management directors will be relayed directly to the Chairman of the Audit Committee who will forward it to the appropriate member.

Information Regarding Meetings
      The Supervisory Board held four meetings in 2004. Each of the Supervisory Directors attended at least 75% of the meetings of the Supervisory Board and of all committees of which he or she was a member. We expect that each member of the Supervisory Board will attend the Annual General Meeting. Last year, all members of the Supervisory Board attended the Annual General Meeting.
COMMON SHARE OWNERSHIP BY CERTAIN
PERSONS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
      The following table sets forth certain information with respect to each person (other than our management) known to us to be the beneficial owner of more than 5% of our issued common shares (based on 97,731,118 shares outstanding as of March 31, 2005).

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

FMR Corporation(1)	13,507,964	13.8%
82 Devonshire Street Boston, MA 02109

(1)	Information derived from a Schedule 13G dated February 14, 2005 filed by FMR Corporation; according to such filing it had sole power to vote 7,584,122 shares and sole power to dispose of 13,507,964 shares.

Security Ownership of Our Management
      The following table sets forth certain information regarding common shares beneficially owned on March 31, 2005 by each Supervisory Director and each nominee to be a Supervisory Director, each named executive officer and by all directors and executive officers as a group.

	Number of	Percentage of
Name of Beneficial Owner	Shares Owned(1)	Shares Owned(2)

Gerald M. Glenn	3,374,380	3.5%
Philip K. Asherman	98,302	*
David P. Bordages	60,543	*
Richard A. Byers	732	*
Stephen P. Crain	133,580	*
Richard E. Goodrich	74,534	*
Robert B. Jordan	94,119	*
Samuel C. Leventry	46,829	*
Jerry H. Ballengee	30,644	*
J. Charles Jennett	46,600	*
Vincent L. Kontny	42,800	*
Gary L. Neale	38,400	*
L. Donald Simpson	38,400	*
Marsha C. Williams	42,400	*
L. Richard Flury	16,800	*
All directors, nominees for directors and executive officers as a group (17 in number)	4,139,063	4.25%

*	Beneficially owns less than one percent of our outstanding common shares.

(1)	Shares deemed beneficially owned include (i) shares held by immediate family members, (ii) shares that can be acquired through stock options exercised through May 13, 2005, (iii) shares subject to a vesting schedule, forfeiture risk and other restrictions, including restricted share units for which the participant has voting rights on the underlying shares, and, (iv) in the case of Mr. Glenn, 2,485,352 shares originally allocated to him under a management stock plan as to which he has fully vested rights to future delivery of the shares upon the earlier of termination of employment or a “change of control.”

(2)	For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any shares that the person or persons have the right to acquire within 60 days after such date is not deemed to be outstanding for the purposes of computing the percentage ownership of that or any other person.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our Supervisory Directors, executive officers and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership of common shares (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. All such persons are required by SEC regulation to furnish us with copies of all such forms that they file.
      To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the year ended December 31, 2004, our Supervisory Directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except Directors Jennett, Neale and Simpson, and executive officer Rhodes, each of whom did not report in a timely fashion on Form 4 one transaction during 2004.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the cash and non-cash compensation for each of the last three years awarded to or earned by our chief executive officer and our four other most highly compensated executive officers.

					Long Term Compensation

		Annual Compensation			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other		Securities
				Annual	Restricted	Underlying		All Other
				Compen-	Share	Options/	LTIP	Compen-
				sation	Award(s)	SARs	Payouts	sation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	($)(3)	(# Shares)	($)	($)(4)

Gerald. M. Glenn, Chairman of the	2004	726,924	560,000	198,140	—	15,904	479,329	125,148
Supervisory Board; President, Chief	2003	632,501	800,000	222,983	—	103,885	205,640	112,109
Executive Officer and Chairman of	2002	575,000	600,000	259,716	—	174,128	292,717	94,785
Chicago Bridge & Iron Company; and Managing Director of Chicago Bridge & Iron Company B.V.
Philip K. Asherman, Executive Vice	2004	332,308	225,000	—	—	10,380	135,421	51,485
President and Chief Marketing Officer	2003	280,001	270,000	—	—	30,872	—	44,600
of Chicago Bridge & Iron Company;	2002	262,500	200,000	—	—	40,434	—	34,500
and Managing Director of Chicago Bridge & Iron Company B.V.
Stephen P. Crain, President — Western	2004	305,854	160,000	60,139	—	4,914	111,056	44,268
Hemisphere Operations of Chicago	2003	267,750	215,000	53,058	—	24,283	49,905	541,448
Bridge & Iron Company	2002	253,800	190,000	104,990	—	39,852	65,807	35,247
Richard E. Goodrich, Executive Vice	2004	311,539	160,000	—	—	3,380	135,421	45,123
President and Chief Financial Officer	2003	270,001	220,000	—	—	27,639	10,955	42,456
of Chicago Bridge & Iron Company;	2002	245,500	200,000	—	—	29,380	15,588	33,207
and Managing Director of Chicago Bridge & Iron Company B.V.
Robert B. Jordan, Executive Vice	2004	456,924	285,000	66,773	—	7,244	220,445	72,354
President and Chief Operating Officer	2003	400,001	415,000	57,785	—	47,452	82,754	67,886
of Chicago Bridge & Iron Company	2002	365,000	350,400	97,897	—	84,704	117,767	51,917

(1)	Bonus amounts include payments under the Incentive Plans (See “Organization and Compensation Committee Report on Executive Compensation”).

(2)	Amounts reported are personal benefits and include the difference between the market rate and the actual interest rate during 2004 pursuant to Senior Executive Relocation Loan Agreements as follows: Gerald M. Glenn, $144,481; Stephen P. Crain, $40,693; and Robert B. Jordan, $41,101. Persons for whom no amount is reported did not receive personal benefits, the value of which exceeded the lesser of $50,000 or 10% of their annual salary and bonus.

(3)	Restricted share awards or units are valued at the closing price on the date of grant. Participants receive dividends on the grants reported in this column (see note 4 below). The number and value of the aggregate restricted share holdings at the end of the last completed year, including performance shares that have been awarded but have not vested, based on the NYSE composite closing price of $20.00/ share (adjusted for the 2005 two-for-one stock split) on December 31, 2004 for each named executive officer who held such shares are: Gerald M. Glenn, 122,266, $2,445,320; Philip K. Asherman, 87,038, $1,740,760; Stephen P. Crain, 28,322, $566,440; Richard E. Goodrich, 34,538, $690,760; and Robert B. Jordan, 56,228, $1,124,560.

(4)	The compensation reported for 2004 represents (a) contributions pursuant to the Chicago Bridge & Iron Savings Plan (the “401(k) Plan”) allocated to the executive officer’s account, (b) the cost of allocations to each executive officer’s account in a benefit restoration plan (described under the caption “Pension and

Other Retirement Benefits”) for allocations pursuant to the 401(k) Plan which otherwise exceed the maximum limit imposed upon such plan by the Internal Revenue Code of 1986, as amended (the “Code”), and (c) dividends paid on restricted share units. For 2004, these three amounts, expressed in the same order identified above, for each named executive officer are as follows: Gerald M. Glenn $19,000, $105,754, $394; Philip K. Asherman, $19,000, $31,785, $700; Stephen P. Crain $19,000, $25,268, $0; Richard E. Goodrich, $19,000, $26,123, $0; and Robert B. Jordan $19,000, $53,354, $0. For Mr. Glenn, the $394 does not include dividends (including a Medicare gross-up) of $203,479 on the 2,485,352 shares held in a Rabbi trust that were originally allocated to his account under a management stock plan as to which he has fully vested rights to future delivery of the shares upon the earlier of termination of employment or a “change of control.”

Employee Stock Purchase Plan
      We have adopted a broad-based employee stock purchase plan (the “Stock Purchase Plan”) intended to qualify under the Code. Pursuant to the Stock Purchase Plan, each employee, including executive officers, electing to participate is granted an option to purchase shares on a specified future date at 85% of the fair market value of such shares on the date of purchase. During specified periods preceding such purchase date, a percentage of each participating employee’s after-tax pay is withheld and used to purchase as many shares as such funds allow at the discounted purchase price.
Long-Term Compensation
      The Company’s subsidiary, Chicago Bridge & Iron Company, a Delaware corporation (“Chicago Bridge”), has adopted the Chicago Bridge & Iron 1997 Long-Term Incentive Plan (the “1997 Incentive Plan”) and the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (the “1999 Incentive Plan” and, together with the 1997 Incentive Plan, the “Incentive Plans”). The Incentive Plans are so-called “omnibus” plans which provide long-term compensation in the form of non-qualified options to purchase shares; qualified “incentive” options to purchase shares; restricted shares; restricted share units; performance shares paying out a variable number of shares depending on goal achievement; and performance units, which involve cash payments based on either the value of the shares or appreciation in the price of the shares upon achievement of specific financial goals.
Options and Stock Appreciation Rights
      The following tables summarize option grants and exercises pursuant to the Incentive Plans during the year 2004 to and by the executive officers named in the Summary Compensation Table above (the “named executive officers”), and the value of the options held by such persons at the end of 2004. All amounts have been adjusted for the 2005 two-for-one stock split.
Option/ SAR Grants in Last Fiscal Year

					Grant Value
Individual Grants					Date

(a)	(b)	(c)	(d)	(e)	(f)
	Number of
	Securities	% of Total
	Underlying	Options/SARs			Grant Date
	Options/SARs	Granted to	Exercise or		Present
	Granted	Employees in	Base Price	Expiration	Value
Name	(# Shares)(1)	Fiscal Year	($/Share)	Date	($)(2)

Gerald M. Glenn	11,960	9.2%	14.12	2/12/14	63,082
	3,944	3.1%	13.275	2/22/14	19,780
Philip K. Asherman	3,380	2.6%	14.12	2/12/14	18,100
	7,000	5.5%	13.91	7/1/14	35,175
Stephen P. Crain	2,772	2.2%	14.12	2/12/14	14,844
	1,242	1.0%	13.275	2/22/14	6,229
Richard E. Goodrich	3,380	2.6%	14.12	2/12/14	18,100
Robert B. Jordan	5,500	4.3%	14.12	2/12/14	29,452
	1,744	1.4%	13.275	2/22/14	8,746

(1)	All options vest in seven years but may vest in three years from the date of grant if the holder has held continuously until such date shares awarded as performance shares or shares granted as restricted shares for which restrictions have lapsed.

(2)	The estimated grant date present value reflected in the previous table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the previous table include the following:

Exercise prices on the options, adjusted for the 2005 two-for one stock split, of $14.12, $13.275, and $13.91 for the February 12, February 22 and July 1, grants, respectively, equal to the fair market value of the underlying shares on the date of grant.

An option term of 10 years on all grants.

Interest rates of 4.08%, and 4.50% that represent the interest rate on a U.S. treasury security on the date of grants in February and July, respectively, with a maturity date corresponding to that of the option terms.

Volatilities of 39.78% and 35.58% calculated using daily stock prices for the three-year period prior to the grant dates.

Dividends at the rate of $0.08 per share representing the annualized dividends paid with respect to a share at the dates of each option grant.

Reductions of approximately 13.52% for all grants, to reflect the probability of forfeiture due to termination prior to vesting, and approximately 15.11%, 15.07% and 15.48% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date for the February 12, February 22 and July 1 retention grants, respectively.
      The ultimate values of the options will depend on the future market price of the Company’s shares, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company’s shares over the exercise price on the date the option is exercised.

Aggregated Option/ SAR Exercises in Last Fiscal Year
and FY-End Option/ SAR Values

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			FY-End (#)	FY-End ($)

(a)	(b)	(c)	(d)	(e)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable(1)

Gerald M. Glenn	300,000	3,264,907	890,256/387,380	13,573,150/4,940,253
Philip K. Asherman	86,202	670,009	36,934/102,372	488,452/1,218,507
Stephen P. Crain	302,576	4,408,787	90,346/89,316	1,289,490/1,139,311
Richard E. Goodrich	121,584	1,318,725	77,850/79,816	1,138,825/1,000,706
Robert B. Jordan	524,016	5,500,935	117,988/205,054	1,603,340/2,654,939

(1)	Value is based on the NYSE composite closing price, adjusted for the 2005 two-for-one stock split, of $20.00 per share on December 31, 2004.
Incentive Plans — Performance Share Awards in Last Year
      In 2004, under the Incentive Plans, target awards were allocated one-third for each year. Target awards are subject to adjustment based upon measurement of earnings per share for each year in which the measurement of performance is made. All amounts have been adjusted for the 2005 two-for-one stock split.

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans

(a)	(b)	(c)	(d)	(e)	(f)
		Performance
	Number of	or Other
	Shares, Units	Period Until
	Or Other	Maturation	Threshold	Target	Maximum
Name	Rights (#)	or Payout	($ or #)	($ or #)	($ or #)

Gerald M. Glenn	27,468	2004	13,734	27,468	41,202
	27,466	2005	13,734	27,466	41,200
	27,468	2006	13,734	27,468	41,202
Philip K. Asherman	7,760	2004	3,880	7,760	11,640
	7,760	2005	3,880	7,760	11,640
	7,760	2006	3,880	7,760	11,640
Stephen P. Crain	6,364	2004	3,182	6,364	9,546
	6,364	2005	3,182	6,364	9,546
	6,364	2006	3,182	6,634	9,546
Richard E. Goodrich	7,760	2004	3,880	7,760	11,640
	7,760	2005	3,880	7,760	11,640
	7,760	2006	3,880	7,760	11,640
Robert B. Jordan	12,632	2004	6,316	12,632	18,948
	12,632	2005	6,316	12,632	18,948
	12,632	2006	6,316	12,632	18,948
      Actual performance against the performance goal for the year ended December 31, 2004 has been determined and the shares earned have been allocated. (“See Summary Compensation Table — LTIP Payouts”).
Pension and Other Retirement Benefits
      Effective January 1, 1997, the Company adopted the Chicago Bridge & Iron Savings Plan (the “401(k) Plan”), a tax qualified defined contribution pension plan for eligible employees, including, but not limited to, the named executive officers. Such plan consists of a typical voluntary pretax salary deferral feature under Section 401(k) of the Code; a dollar-for-dollar Company matching contribution applicable to such employee deferrals up to 3% of a participating employee’s considered earnings; a basic additional Company contribution of 5% of each participating employee’s considered earnings; and an additional discretionary Company profit-sharing contribution. The 401(k) Plan provides that the Company may, at the discretion of management, make certain of its matching contributions or additional discretionary profit sharing contributions in a uniform manner in the form of either cash or shares.
      The Code limited the compensation used to determine benefits under the 401(k) Plan to $205,000 for 2004. Chicago Bridge adopted the Chicago Bridge & Iron Company Excess Benefit Plan through which it contributes benefits which would be paid under the 401(k) Plan in the absence of the Code limit. Such contributions are paid into a trust, with an independent trustee, established for this purpose.
Termination And Employment Agreements
      The Organization and Compensation Committee authorized the Company to enter into change of control severance agreements with our executive officers. Each agreement provides that upon the executive’s termination of employment with the Company by the Company without “cause,” or by the executive with “good reason,” within three years following a “Change of Control,” the executive will be entitled to a lump sum payment of three times the sum of his annual base salary plus target bonus. The executive will also be entitled to a continuation of medical and other benefits for a three-year period after termination of employment, payment of deferred compensation (to the extent not paid upon the “Change of Control”), payment of unvested plan benefits, and Company-provided outplacement services.
      In addition, upon a “Change of Control,” the executive will be entitled to preservation of salary, bonus, retirement, welfare and fringe benefits at levels not less than immediately before the “Change of Control,” and will generally be entitled to receive upon the “Change of Control,” without regard to termination of employment, a payment of minimum pro-rata target bonus, vesting in options, restricted shares and performance shares, and an immediate lump sum cash payment of the value of all performance shares, assuming achievement of target performance goals.
      The agreements provide that the Company will pay an amount necessary to reimburse each employee, on an after-tax basis, for any excise tax due under Section 4999 of the Code as a result of such payment being treated as a “parachute payment” under Section 280G of the Code. The Company will also reimburse the executive’s costs incurred to obtain benefits under the agreements as long as the executive had a reasonable basis for the action or was acting in good faith. The Company must maintain a letter of credit and escrow in force to secure this obligation for legal fee reimbursement. The agreements impose a confidentiality obligation on each executive during employment and after termination of employment, and subject the executive to a noncompetition covenant during employment and for one year following termination (regardless whether there is a “Change of Control”).
      For purposes of these agreements, “cause” includes conviction of a felony or of a crime involving moral turpitude, or willful misconduct or breach of the agreement that results in material financial detriment to the Company, but cause does not include negligence, actions taken in good faith, actions indemnifiable by the Company, or known to the Company for more than a year before the purported termination. “Good reason” for termination generally includes any adverse changes in the executive’s duties, title, reporting requirements or responsibilities; failure by the Company to provide the compensation, bonus and other payments and plan and fringe benefits and perquisites contemplated by the agreement; and relocation without consent to an office more than 50 miles from the executive’s current office. However, with respect to the “Change of Control” occurring upon consummation of our acquisition of Howe-Baker International, L.L.C. (the “HBI Transaction”), our acquisition of the assets of certain divisions of Pitt-Des Moines, Inc. ( the “PDM Transaction”) and subsequent related share transfers, “good reason” does not include failure to provide minimum bonus but only failure to provide minimum bonus opportunity, and does not include failure to provide each plan and fringe benefit and perquisite but only benefits and perquisites of equivalent value in the aggregate. For Mr. Glenn, “good reason” includes his resignation for any reason during a 60-day period beginning 30 days after the closing of a “Major Change of Control.” The HBI Transaction, the PDM Transaction and subsequent related share transfers were not a “Major Change of Control” for such purpose. In all other respects, Mr. Glenn’s agreement is identical to that of the other executive officers.
      Under the agreements, “Change of Control” generally is defined as the acquisition by any person or group of 25% (50% to be a “Major” change) or more of the beneficial interest in the equity of the Company; failure of the current Supervisory Board (and members nominated by at least 75% of the then-current Supervisory Board members) to comprise at least 50% of the Supervisory Board; Supervisory Board or shareholder approval of a merger or reorganization or consolidation resulting in less than 75% (50% to be a “Major” change) continuing ownership by the pre-merger shareholders; or Supervisory Board or shareholder approval of any transaction as a result of which the Company does not own at least 70% of Chicago Bridge, or Chicago Bridge does not own at least 75% of its subsidiary, Chicago Bridge & Iron Company (Delaware).
Compensation of Directors
      Members of the Supervisory Board who are not employees of the Company received in 2004 as compensation for their services as Supervisory Directors an annual retainer of $25,000, paid in quarterly installments, $1,500 for attendance at each Supervisory Board meeting, and a grant of 2,200 (pre-2005 split) units or shares of restricted shares which vest after one year. Members of the Supervisory Board who are chairmen of Supervisory Board committees receive an additional annual retainer of $5,000. Those who serve on Supervisory Board committees received $1,000 for each committee meeting attended. Members of the Supervisory Board may elect to receive their compensation in common shares and may elect to defer their compensation. In addition, a member of the Supervisory Board may direct that up to 8% of his or her director’s fees be applied to purchase shares at 85% of the closing price per share on the New York Stock Exchange on the first trading day following the end of each calendar quarter. Shares are delivered either at the time of purchase or at a specified future date. Members of the Supervisory Board who are full-time employees of the Company receive no compensation for serving as members of the Supervisory Board.
Certain Transactions
      During 2004, several of our executive officers were indebted to the Company pursuant to Senior Executive Relocation Loan Agreements entered into in 2001 and generally maturing in 2005 and 2006 in connection with the move of our administrative offices to The Woodlands, Texas, as follows:

		Largest Amount	Amount
		Outstanding Since	Outstanding as of
Name	Position	January 1, 2004	March 1, 2005	Interest Rate

Gerald M. Glenn	President, Chief Executive Officer & Chairman	$3,000,000	$1,672,000	0%
Stephen P. Crain	President-Western Hemisphere Operations	$700,000	$700,000	0%
Robert B. Jordan	Executive Vice President and Chief Operating Officer	$700,000	$700,000	0%
Robert H. Wolfe	Vice President, General Counsel and Secretary	$700,000	$700,000	0%
      The Company does not currently provide personal loans to its executive officers or directors.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
TO OUR SHAREHOLDERS
Committee Role In Overseeing Executive Compensation Policy
      Our Organization and Compensation Committee (the “Committee”) consists of four independent members of the Supervisory Board as required by the Committee’s charter. None of the Committee’s members are our current or former employees or have any “interlocking relationships” for purposes of the proxy disclosure rules(1) of the United States Securities and Exchange Commission (SEC).
      A primary role of the Committee is to determine and oversee the administration of compensation and benefit programs for the Company’s executive officers. The Committee approves the design of, assesses the effectiveness of, and administers, reviews and approves all salary arrangements, annual and equity incentive plans and grants, and other remuneration for executive officers. The Committee evaluates executive performance in reviewing and approving executive compensation.
      The Committee made certain compensation decisions for 2004 as described below.
Compensation Philosophy
      The Company is committed to increasing shareholder value by profitably growing our business in the global marketplace. The Committee seeks to ensure that our compensation policies and practices are used effectively to support the achievement of the Company’s short- and long-term business objectives.
      Our overall compensation philosophy is to remain competitive with comparable companies while focusing on performance-based compensation. This philosophy is premised on the fact that the Company must compete with a wide variety of construction, engineering, heavy industrial and related firms in order to attract and develop a pool of talented employees. The philosophy also acknowledges the need to focus employees on financial performance. Our compensation philosophy includes the following factors:

•	Programs that will attract new talent and retain key people;

•	Competitive pay with significant focus on incentive compensation;

•	Equity compensation for top managers to motivate value creation for all shareholders; and

•	Plans with a higher percentage of pay “at-risk” (based on performance) than typical marketplace practices.
      In evaluating competitive practices, we consider competitive market data provided by an independent compensation consultant. The data provided compares our compensation practices to a group of similarly sized “comparator” companies. These companies generally have national and international business operations and a majority of them are direct competitors in the engineering, procurement and construction field. The comparator group also includes similar-size manufacturing and service companies operating in the same geographic areas and competing for management employees in the same areas of expertise as we do. The Committee reviews and approves the selection of comparator companies based on its assessment of the comparability of these factors and other relevant criteria such as company size and performance.
      The companies chosen for the comparator group used for compensation purposes generally are not identical to companies which comprise the peer group index in the Performance Graph included in this Proxy Statement. Considering the factors described above, the Committee believes that our most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns.

(1)	The relevant SEC rule, Item 402(j) of Regulation S-K does not define the term “interlocking relationship.”

      The four key elements of our executive compensation are base salary, annual incentives, long-term incentives, and benefits. These key elements are addressed separately below. In determining appropriate compensation levels and design practices, the Committee considers all elements of an executive officer’s total compensation package.
Base Salaries
      The Committee regularly reviews executive officers’ base salaries. Base salaries for executive officers are initially determined by evaluating an executive’s level of responsibility, prior experience, breadth of knowledge, internal equity within the Company, and external competitive pay practices.
      Base salaries provide the underlying level of compensation security to executives and allow us to attract competent executive talent and maintain a stable management team. Base salary increases allow executives to be rewarded for individual performance based on our evaluation process. Base salary increases for individual performance also reward executives for achieving goals that may not be immediately evident in common financial measurements.
      Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Committee considers the executive’s efforts in promoting our values; safety; continuing educational and management training; improving quality; developing strong relationships with clients, suppliers, and employees; demonstrating leadership abilities among coworkers; and other goals.
      Base salaries are targeted at the median of the compensation data supplied by an outside consultant on the comparator companies. Overall, base salaries were in line with the stated objective of providing base pay at or near median levels of our comparator group. Salary increases were based on individual performance and contribution to the growth of the Company, promotional increases or incident to taking on additional responsibility. Salaries of individual executives may be greater or less than the median of salaries of their counterparts at comparator companies, due to differences in individual performance, experience and knowledge, and the Committee’s comparison of the responsibilities of the position with the responsibilities of similar positions at comparator companies.
      For 2004, Mr. Glenn’s base salary was increased to $700,000 from $632,5000 in 2003. This increase was based on an evaluation of Mr. Glenn’s performance in leading the organization, considered in light of the above-described factors and individual performance goals set for him by the Committee, as well as competitive market data. At his current salary, Mr. Glenn’s pay is slightly above the median of our comparator group.
Annual Incentives
      We adopted an Incentive Compensation Plan (the “Bonus Plan”) which took effect in fiscal 1997, and was revised in 1999. The Bonus Plan is an annual short-term cash incentive plan covering a group consisting of the executive officers and other designated key management employees. The Bonus Plan is based on our annual operating plan, arrived at as a result of discussion and analysis of the business plans within our principal operating subsidiaries. Payment of bonuses is based on attaining specific corporate-wide financial and non-financial goals approved by the Committee, and other factors described below, and is made following the end of the fiscal year. The goals are set from year to year at the beginning of each year (subject to modifications relating to extraordinary events), upon management’s recommendation and approval by the Committee.
      For 2004, under the Bonus Plan, a target bonus, generally expressed as a percent of salary, was established for each participating employee at the beginning of the year based on position, responsibilities and grade level. The bonus could be earned based on up to three separate factors: achievement of corporate goals, achievement of a participant’s designated business unit performance goal (if applicable); and achievement of individual performance goals. Based on these factors a total bonus pool was established and the pool could range from 0 to 200% of the aggregate of all the participants’ target bonus amounts. The total pool was approved by the Committee based on achievement of the corporate goals and based on the recommendations submitted by company management and consideration of both business unit performance and individual performance. A percentage of individual target bonus opportunities was determined for each participant as appropriate. The CEO’s individual performance bonus, if any, is determined by the Committee. The Committee has discretion to reduce or eliminate entirely any bonus otherwise determined pursuant to the Bonus Plan.
      For fiscal 2004, Mr. Glenn and the other executive officers received bonus payments pursuant to the Bonus Plan. Mr. Glenn’s bonus payment was equal to his target bonus and reflects the achievement of the corporate financial goal for 2004 In 2004, Mr. Glenn’s annual bonus payment represented 80% of his base salary, and could have ranged from 0% to 200% of his base salary depending on goal achievement. Mr. Glenn’s bonus is somewhat above the median of annual incentive compensation paid to other executives at comparator companies for 2004. The amount of Mr. Glenn’s bonus was determined by the committee based on a combination of the degree of achievement of the corporate goals, as applied to all Bonus Plan participants, and the achievement of individual goals set for Mr. Glenn in areas including but not limited to leadership, initiatives for new business development, integration of acquired businesses, management development of the other Company executives, and development and execution of strategic initiatives.
Long-Term Incentives
      In keeping with our commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives traditionally have comprised a significant portion of an executive’s total compensation package. The Committee’s objective is to provide executives with long-term incentive award opportunities that are at or above the median of comparator companies, with the actual realization of the opportunity dependent on the degree of achieving the financial performance or other conditions of the award and the creation of long-term value for shareholders. As a key element of this objective, it is the desire of the Committee to encourage continued executive ownership of incentive award stock in order to align their long-term interests with those of other shareholders. To further this objective, the Committee recently approved stock ownership guidelines for executive officers to take effect later this year. These guidelines include stock ownership targets expressed as a fixed multiple of salary for the Chief Executive Officer, Executive Vice Presidents and all other executive officers. Additionally, as recommended by an independent compensation consultant based on industry practice, there is a specified time required for the executive to meet the stock ownership targets with periodic progress reporting to the Committee.
      Long-term incentives are provided pursuant to our Long-Term Incentive Plan (“Incentive Plan”), which has been approved by shareholders. In 1999, we adopted and our shareholders approved a new Incentive Plan which was subsequently amended and approved by shareholders in 2000. When awarding long-term incentives, the Committee considers executives’ levels of responsibility, prior experience, historical award data, various performance criteria, and compensation practices at comparator companies. The Incentive Plan permits the award of qualified or nonqualified stock options, restricted stock units, and performance shares. Non-qualified stock option grants historically were the primary long-term incentives utilized by Management. In 2003, we began to reconsider the equity compensation policies in light of the pending changes in accounting principles for options and the dilutive effect of option grants. We began to transition from stock option grants to performance share grants and restricted stock units, given a desire to deliver targeted economic value with full value share grants with specific earnings per share targets and time based vesting. We believed that the transition to full value shares will promote creation of long term shareholder value in addition to supporting executive retention. The long-term incentives awarded in 2004 were performance shares and restricted stock units.
      Stock options may be granted under the Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options generally have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term, aligns executives’ interests with shareholders’ interests, and encourages executives to acquire equity ownership in the Company. In order to provide employees with an incentive to retain ownership of vested shares acquired from prior restricted stock or performance share grants, the Committee approved in 1999 a program, pursuant to the Incentive Plan, to grant nonqualified stock options

(“retention options”) upon the vesting of performance shares or restricted stock. Retention options cover 40% of the shares that vest under such awards. The retention options become vested and exercisable on the seventh anniversary of the date of grant. However, this vesting and exercisability is accelerated to the third anniversary of date of grant if the participant still retains ownership of 100% of the shares that vested in connection with the related performance share or restricted stock award.
      Performance shares are granted under the Incentive Plan subject to specific Company performance goals set by the Committee and made a part of each participant’s grant, to be achieved over a defined performance period. Performance against goal determines the number of performance shares actually earned and issued to a participant. Accordingly, performance shares are issued and the award has value only to the extent the performance goals are achieved. Performance goals are generally set to achieve the same objectives of creation of long-term shareholder value as in the case of stock options, with an additional focus on specific financial performance goals.
      During 2004, participants were granted a “target” number of performance shares to be earned based on the three-year compound growth of Company earnings per share (EPS) as compared with fiscal year 2003 results. Such target performance shares, or a portion thereof ranging from a minimum of 0% to a maximum of 150% of such target, will be earned for each of such fiscal years if the compound growth in EPS over the 2003 fiscal year falls at or above a specified range.
      Restricted stock or restricted stock units (“restricted stock”) represent the right of the participant to vest in a share of Common Stock upon lapse of restrictions and upon conditions set by the Committee. Restricted stock is awarded as an incentive for retention and performance of both newly hired and continuing key managers. Such award is subject to forfeiture during the period of restriction. Participants are paid cash amounts corresponding to the time and amount of actual dividends paid on outstanding shares of Common Stock. In 2004, awards of restricted stock were limited to certain newly hired key managers upon their employment and to high potential key managers identified by the executive officers and approved by the Committee. These awards will vest at a rate of 25% of the share units awarded on each of the first four anniversaries of the date of the award.
      In 2004, Mr. Glenn was granted a target award of 82,402 performance shares, which were granted in accordance with our pay objectives and competitive marketplace practices. Mr. Glenn was also granted retention options to purchase 11,960 shares with an exercise price of $14.12 and 3,944 shares with an exercise price of $13.275. He was also granted and vested immediately in 9,968 performance share adjustments in accordance with the performance share agreement dated February 27, 2003. The Committee believes the size and estimated value of the foregoing grants and awards is consistent with the median of comparator companies.
      Mr. Glenn currently owns or has beneficial ownership of 3,374,380 shares of the Common Stock (approximately 3.5% of the Company’s outstanding Common Stock. The Committee believes that this equity interest provides an appropriate link to the interests of shareholders.
      As we reported last year, the Committee approved and the Company agreed to a change in outstanding long-term incentive arrangements with Mr. Glenn. As a special incentive to performance and the success of the Company in the period during the initial public offering of the Company’s Common Stock by Praxair, Inc., the Company’s former parent, a designated group of management employees, including Mr. Glenn, received from Praxair a grant of shares under the Chicago Bridge & Iron Management Defined Contribution Plan (“Management Plan”). The Management Plan, as amended, and the Company’s agreements with Mr. Glenn, called for Mr. Glenn’s receipt of his Management Plan shares and certain additional restricted shares to occur on April 1, 2004, or upon a change of control or termination of employment, if earlier. After thorough discussion and considering the advice of its outside consultants and legal counsel, the Committee determined that it was in the best interests of the Company and shareholders that Mr. Glenn retain such share interests for a longer period of time. Accordingly, on May 8, 2003, the Company entered into an agreement with Mr. Glenn whereby receipt of such shares would be deferred until the first business day after his Termination of Employment, or a Change of Control, if earlier. The Committee does not consider this grant, nor the dividends payable on these shares, when it determines Mr. Glenn’s compensation.

Benefits
      In general, benefits provide a safety net of protection against financial catastrophes that can result from illness, disability or death. The benefits we offer to key executives are generally those offered to the general employee population with some variation to promote replacement of benefit opportunities lost to regulatory limits, as discussed on page 15. Data provided to the Committee under a study conducted for it by an outside consultant indicate that the nature and value of the total benefits we provide are competitive with those offered by the comparator companies and in some instances moderately above those offered within our industry.
      In light of the move of the company’s administrative offices from Plainfield, Illinois to The Woodlands, Texas the Committee approved in 2001 special relocation assistance for certain executive officers. Assistance was provided in the form of interest free loans secured by primary residences pursuant to Section 7872(h)(1)(c) of the Internal Revenue Code of 1986 (the “Code”) and regulations. In 2004, consistent with the terms of the loan agreement, Mr. Glenn remitted to the company $1,328,000 leaving an outstanding balance of $1,672,000 payable in one final installment in 2005.
Internal Revenue Code 162(m) Considerations
      Section 162(m) of the Code provides that compensation in excess of $1,000,000 annually for any of the five most highly-paid executive officers will not be deductible for purposes of U.S. corporate income taxes unless it is “performance-based” compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee’s primary obligation is to promote, recognize and reward performance which increases shareholder value, and accordingly will continue to rely on performance-based compensation programs which are designed to achieve that goal. The Committee believes that all compensation paid in respect of 2004 and earlier years was deductible, primarily because the aggregate amount of such compensation for each executive officer was below the $1,000,000 threshold under Section 162(m). The Company’s Bonus Plan and 1999 Long-Term Incentive Plan were designed in a form that payments under such plans would qualify as deductible performance-based compensation. Certain compensation pursuant to prior plans in future years may not be deductible to the extent such compensation causes the $1,000,000 threshold to be exceeded for any of Company’s five highest paid executive officers. The Committee intends to give appropriate consideration to the requirements of Section 162(m) in the operation of the Plan and Program, but will also exercise its discretion to determine, according to the best overall interests of the Company, whether to satisfy such requirements.
Conclusion
      The Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company’s overall future success, thereby enhancing the value of the Company for the shareholders’ benefit.
      We will continue to monitor the effectiveness of the Company’s total compensation program to meet the current needs of the Company.

Vincent L. Kontny (Chairman)
Gary L. Neale
Dr. J. Charles Jennett
L. Donald Simpson

STOCK PERFORMANCE CHART
      The Stock Performance Chart below shall not be deemed incorporated by reference by a general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts. There can be no assurance that the common shares performance will continue into the future with the same or similar trends depicted in the graph below. We will not make or endorse any predictions as to future performance of our common shares.
      The chart below compares the cumulative total shareholder return on our common shares from December 31, 1999 to the end of the last year with the cumulative total return on the Dow Jones Heavy Construction Industry Index (“Peer Group Index”) and the Russell 2000 Index for the same period. The comparison assumes $100 was invested in the our common shares, the Peer Group Index and the Russell 2000 Index on December 31, 1999, and reinvestment of all dividends.
COMPARISON OF TOTAL RETURNS
VALUE FOR EACH ONE HUNDRED DOLLARS INVESTED ON DECEMBER 31, 1999
(GAINS IN STOCK PRICE, DIVIDENDS AND REINVESTED DIVIDENDS)

	1999	2000	2001	2002	2003	2004

Chicago Bridge & Iron Company N.V.	100.00	132.39	198.92	226.93	437.32	608.56
Peer Group Index	100.00	115.22	120.08	99.81	134.99	162.51
Russell 2000 Index	100.00	95.68	96.66	75.80	110.19	129.47
ITEM 2
ADOPTION OF ANNUAL ACCOUNTS FOR 2004
      At the Annual Meeting, the shareholders will be asked to authorize the preparation of the Dutch statutory annual accounts and annual report of the Management Board in the English language and to adopt the Dutch Statutory Annual Accounts of the Company for the year ended December 31, 2004 (the “Annual Accounts”), as required under Dutch law and our Articles of Association.

      The Annual Accounts are prepared in accordance with Dutch generally accepted accounting principles and Dutch law. However, the Annual Accounts are substantially similar to the financial statements contained in our 2004 Annual Report to Shareholders (the “Annual Report”) accompanying this proxy statement, which were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The Annual Accounts contain certain disclosures not required under U.S. GAAP. In addition, the Management Report required by Dutch law, substantially similar to the Management’s Discussion and Analysis of Results of Operations and Financial Condition included in the Annual Report, also contains information included in our Annual Report on Form 10-K and other information required by Dutch law. A copy of the Annual Accounts can be accessed through our website, www.cbi.com, and may be obtained at our executive offices at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands and at the Bank of New York, 620 Avenue of the Americas, New York, New York 10011.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the Annual Accounts and to authorize the preparation of our Dutch statutory annual accounts and annual report in the English language.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE ANNUAL ACCOUNTS AND THE AUTHORIZATION OF THE PREPARATION OF OUR DUTCH STATUTORY ANNUAL ACCOUNTS AND ANNUAL REPORT IN ENGLISH.
ITEM 3
DISCHARGE OF MEMBERS OF THE MANAGEMENT BOARD
      Under Dutch law, the Annual Meeting may discharge the members of the Management Board from liability in respect of the exercise of their management duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.
      It is proposed that the shareholders resolve to discharge the Management Board from liability in respect of the exercise of their management duties during 2004.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Management Board.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE MANAGEMENT BOARD FROM LIABILITY FOR 2004.
ITEM 4
DISCHARGE OF MEMBERS OF THE SUPERVISORY BOARD
      Under Dutch law, the Annual Meeting may discharge the members of the Supervisory Board from liability in respect of the exercise of their supervisory duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of The Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.
      It is proposed that the shareholders resolve to discharge the Supervisory Board from liability in respect of the exercise of their supervisory duties during 2004.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to so discharge the Supervisory Board.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE SUPERVISORY BOARD FROM LIABILITY FOR 2004.

ITEM 5
DISTRIBUTION FROM PROFITS
      Our Articles of Association provide that the general meeting of shareholders may resolve to make distributions from profits. During 2004, we distributed four quarterly distributions (interim dividends) in cash in anticipation of the final dividend. The interim dividends were distributed on March 31, June 30, September 30 and December 30, each at the rate of $0.04/share for an aggregate interim cash dividend of $0.16.
      On March 31, 2005, we distributed an interim dividend in kind in anticipation of the final dividend in the form of one share for each issued share (i.e., a two-for-one stock split), the nominal amount of which shares was paid up from our profits for the year 2004.
      We propose that no further distributions be made and that the final dividend for 2004 shall equal the aggregate of the four interim dividends in cash amounting to $0.16 per share (pre-2005 split) and the interim distribution in kind of shares, and that such amounts shall be charged to profits.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the final dividend.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DISTRIBUTION OF THE FINAL DIVIDEND.
ITEM 6
APPROVAL OF MANAGEMENT BOARD COMPENSATION POLICY
      Under Dutch law, it is required that shareholders approve a compensation policy for the Management Board. Our Management Board consists of our wholly-owned subsidiary Chicago Bridge & Iron Company B.V. (“sole managing director”). It is our policy (“Management Board Compensation Policy”) to pay no compensation to the sole managing director. We propose that shareholders approve the Management Board Compensation Policy.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposed Management Board Compensation Policy.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MANAGEMENT BOARD COMPENSATION POLICY.
ITEM 7
DETERMINE THE COMPENSATION OF SUPERVISORY DIRECTORS
WHO ARE NOT EMPLOYEES
      Under our Articles of Association, the shareholders determine the compensation of Supervisory Directors for service in their capacities as Supervisory Directors, including changes to their compensation. As approved by shareholders in 1997, 2000 and 2003, Supervisory Directors who are not employees receive an annual retainer of $25,000, a meeting attendance fee of $1,500 and an annual grant of 4,400 units or shares (post 2005 split) of restricted stock. Committee chairmen receive an annual retainer of $5,000 and committee members receive a meeting attendance fee of $1,000. Supervisory Director fees are more fully described under the caption “Compensation of Directors”.
      We propose to increase the remuneration of Supervisory Directors who are not employees so that each director will receive an annual retainer of $30,000, a meeting attendance fee of $1,500 and an annual grant of 4,400 shares of restricted units or shares to vest after one year. Committee chairmen other than the chairman of the Audit Committee will receive an annual retainer of $5,000, the chairman of the Audit Committee will receive an annual retainer of $10,000, and committee members will receive a meeting attendance fee of $1,000.

      The affirmative vote of a majority of the votes cast is required to adopt the proposal to establish the compensation of Supervisory Directors who are not employees.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ESTABLISH COMPENSATION OF SUPERVISORY DIRECTORS WHO ARE NOT EMPLOYEES.
ITEM 8
EXTENSION OF AUTHORITY OF MANAGEMENT BOARD TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL NOVEMBER 13, 2006
      Under Dutch law and our Articles of Association, the Management Board may, with the prior approval of the Supervisory Board, and subject to certain Dutch statutory provisions, be authorized to repurchase issued shares on behalf of the Company in amounts, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on an annual rolling basis. At the 2004 annual meeting, the shareholders authorized the Management Board to repurchase up to 30% of our issued share capital in open market purchases, through privately negotiated transactions, or by means of a self-tender offer or offers, at prices ranging up to 150% of the market price at the time of the transaction. As of March 15, 2005, we had repurchased no shares under this authority. Such authority expires on November 13, 2005.
      The Management Board believes that the Company would benefit by extending such authority of the Management Board to repurchase shares in our share capital. For example, to the extent the Management Board believes that our shares may be undervalued at the market levels at which it is then trading, repurchases of our own share capital may represent an attractive investment for the Company. Such shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Management Board, with the prior approval of the Supervisory Board, in light of prevailing market conditions, our available resources and other factors that cannot now be predicted. The number of shares held by the Company or its subsidiaries may generally never exceed 10% of the total number of our issued and outstanding shares.
      In order to provide us with sufficient flexibility, the Management Board proposes that the general meeting of shareholders grant authority for the repurchase of up to 10% of our issued share capital (or over 9,700,000 shares) on the open market, or through privately negotiated repurchases or in one or more a self-tender offers, at prices ranging up to 110% of the market price at the time of the transaction. Such authority would extend for 18 months from the date of the Annual Meeting until November 13, 2006.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to grant extended authority to the Management Board until November 13, 2006 to repurchase up to 10% of our issued share capital on the open market, or though privately negotiated repurchases or in one or more self-tender offers, at prices ranging up to 110% of the market price at the time of the transaction.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO GRANT EXTENDED AUTHORITY TO THE MANAGEMENT BOARD TO REPURCHASE SHARES.

ITEM 9
EXTENSION OF AUTHORITY OF SUPERVISORY BOARD TO ISSUE
SHARES, TO GRANT THE RIGHT TO ACQUIRE SHARES AND TO
LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL MAY 13, 2010
      At the Annual Meeting, the shareholders will be asked to resolve on a further extension of the designation of the Supervisory Board to issue shares and/or grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights in respect of the issuance of shares or the grant of the right to acquire shares, for a five-year period from the date of the Annual Meeting until May 13, 2010. Under Dutch law and our Articles of Association, shareholders have a pro rata preemptive right to subscribe for any shares issued for cash unless such right is limited or excluded. Shareholders have no preemptive right with respect to any shares issued for consideration other than cash or pursuant to certain employee share plans. Shareholders also have a pro rata preemptive right to participate in any grant of the right to acquire shares for cash, other than certain grants under employee share plans. If designated for this purpose at the Annual Meeting, the Supervisory Board will have the power to issue and/or grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights with respect to the issuance of shares or the grant of the right to acquire shares. Such a designation may be effective for up to five years and may be renewed on an annual rolling basis. At the 2004 annual meeting, the shareholders designated the Supervisory Board for a five-year period to issue shares and/or grant rights to (including options to subscribe for shares) and to limit or exclude preemptive rights with respect to the issuance of shares or the grant of the right to acquire shares. This five-year period will expire on May 13, 2009.
      The affirmative vote of a majority of the votes cast at the Annual Meeting, or the affirmative vote of 2/3 of the votes cast if less than 50% of the issued capital is represented at the meeting, is required to extend the authorization of the Supervisory Board to issue and/or to grant rights to acquire shares (including options to subscribe for shares) and to limit or exclude preemptive rights for a five-year period from the date of the Annual Meeting until May 13, 2010.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE DESIGNATION OF THE SUPERVISORY BOARD TO ISSUE AND/ OR GRANT RIGHTS TO ACQUIRE SHARES (INCLUDING OPTIONS TO SUBSCRIBE FOR SHARES) AND TO LIMIT OR EXCLUDE PREEMPTIVE RIGHTS UNTIL MAY 13, 2010.
ITEM 10
PROPOSED AMENDMENT TO OUR ARTICLES OF ASSOCIATION
      The Supervisory Board proposes to amend our Articles of Association to increase the authorized capital from Euro 1,250,000 (125,000,000 shares) to Euro 2,500,000 (250,000,000 shares). As of March 31, 2005, there were 97,731,118 shares outstanding. Approximately 3,714,190 shares were reserved for our employee share plans. We believe that additional shares may be required for our future growth and for acquisitions. The additional shares will provide us with greater flexibility by allowing our Supervisory Board to act quickly with respect to investment or acquisition opportunities without the expense and delay involved in special meetings to authorize additional shares which may be issued in connection with such investment or acquisition. It is noted that the increase of the authorized share capital does not create an obligation to issue shares and that the shares may also be used for other corporate purposes, including issuances in connection with employee share plans and distribution of shares. (For a discussion of the Supervisory Board’s authority to issue shares and preemptive rights, see Item 9 above.)
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to amend our Articles of Association to increase the authorized capital as described above. A text of the proposed amendment to our Articles of Association is attached as Annex A to this proxy statement.

      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE ARTICLES OF ASSOCIATION TO INCREASE OUR AUTHORIZED CAPITAL.
ITEM 11
ADOPTION OF AN AMENDMENT TO THE CHICAGO BRIDGE & IRON
1999 LONG-TERM INCENTIVE PLAN
      Chicago Bridge & Iron Company (“Chicago Bridge”), a subsidiary of the Company, as sponsor, adopted the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (the “Plan”), which was approved by our 1999 annual general meeting of shareholders, and again approved as amended at the Company’s December 13, 2000 special meeting of shareholders, and subsequently amended. The Board of Directors of Chicago Bridge has further amended the Plan (the “Amendment”), subject to the approval of our shareholders of the Plan as so amended (the “Amended Plan”), to revise and add additional measures for performance goals as described below.
      As of March 31, 2005, and as adjusted for the Company’s two-for-one split of the Company’s stock effective March 31, 2005, 2,341,698 shares remain available for future grants and awards under the Plan. During 2004 and this year through March 31, 2005 (and similarly adjusted), options for 128,218 and 41,132 shares, respectively, have been granted under the Plan, restricted stock awards of 35,200 and 0 shares, respectively, have been made under the Plan, and performance share awards of 227,388 and 138,800, respectively, have been made under the Plan. As of March 31, 2005, the aggregate number of shares underlying outstanding awards under the Plan (similarly adjusted) was 2,552,956 and the aggregate market value of those underlying shares was $58,624,976 (based on a closing price of $22.015 as of that date).
      Under the Chicago Bridge & Iron 1997 Long-Term Incentive Plan (the “1997 Plan”), which is not being amended, as of March 31, 2005, and as adjusted for the Company’s two-for-one split of the Company’s stock effective March 31, 2005, 320,396 shares remain available for future grants and awards under the Plan. During 2004 and this year through March 31, 2005 (and similarly adjusted), no options for shares have been granted under the 1997 Plan, restricted stock awards of 170,700 and 72,000 shares, respectively, have been made under the Plan, and performance share awards of 265,310 and 116,800, respectively, have been made under the Plan.
Reasons for Seeking Shareholder Approval
      Approval of the Amended Plan is necessary to permit compensation expense recognized by the Company in connection with exercise of options, and payment of performance-vested restricted stock and performance units or performance shares, to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code.
      Under Section 162(m), the Company cannot claim a U.S. federal income tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved “performance-based” compensation. Compensation attributable to exercise of options (the “spread,” or excess of the fair market value of the option shares at the time of exercise over the option exercise price) is eligible to be considered as performance-based compensation for purposes of Section 162(m).
      Compensation attributable to certain other types of awards, such as performance-vested restricted stock, performance shares or performance units, is eligible to be considered as performance-based compensation for purposes of Section 162(m) if the shareholders have approved the material terms of the performance goals set forth in the Amended Plan for such Awards. Where, however, as under the Amended Plan, the Committee has authority to change the targets under a performance goal after shareholder approval of the goal the material terms of the performance goal must be disclosed and reapproved by shareholders no later than the first shareholder meeting that occurs the fifth year following the year which shareholders previously approved the performance goal. Awards made pursuant to the Amended Plan will not satisfy the requirements of Section 162(m) unless our shareholders approve the Amended Plan.

      If the Amended Plan is not approved at the Special Meeting, the Amendment will not go into effect. Awards may continue to be made under the Plan in accordance with its terms as they existed prior to the Amendment until the shares remaining for Awards under the Plan are exhausted; but performance-vested restricted stock, performance shares or performance units will not satisfy the requirements of Section 162(m).
Summary of the Amended Plan
      The principal provisions of the Amended Plan are summarized below. This summary is not a complete description of the Amended Plan and is qualified by the full text of the Amended Plan, a copy of which is attached as Annex B to this proxy statement.
      Purpose. The objectives of the Amended Plan are to optimize the profitability and growth of the Company and its subsidiaries through incentives which link the personal interests of participants to those of our shareholders; to provide participants with an incentive for excellence in individual performance; to promote teamwork among participants; and to provide flexibility to Chicago Bridge in its ability to motivate, attract and retain the services of participants who make significant contributions to Chicago Bridge’s success and to allow participants to share in its success.
      Duration. The Amendment is effective as of the date of its approval by the shareholders. The Amended Plan will remain in effect, subject to the right of the Board of Directors of Chicago Bridge to amend or terminate the Amended Plan, until all shares subject to the Amended Plan shall have been awarded.
      Types of Awards. The Amended Plan permits the granting of the following types of awards to employees of the Company or any of its affiliates: (1) stock options, including incentive stock options (“ISO”) and options other than ISOs (“nonqualified options”); (2) restricted stock (whether in the form of restricted stock shares or restricted stock units); and (3) performance shares or performance units conditioned upon meeting performance criteria (collectively, the “Awards”).
      Administration. The Amended Plan is administered by a Committee (“Committee”) appointed by the Board of Directors of Chicago Bridge. However, as to Awards to any individual who is a member of that Committee or an executive officer or a Supervisory Director of the Company, the Organization and Compensation Committee of the Supervisory Board (the “Supervisory Committee”) will act as the Committee. In addition, the Supervisory Committee may in its discretion exercise directly any function of the Committee, including the making of Awards to any employees or nonemployee members of the Supervisory Board or nonemployee consultants. Subject to the foregoing, the Committee will have the power, among other things, to select employees of the Company and its affiliates (and nonemployee members of the Supervisory Board or nonemployee consultants) to whom Awards are granted, and to determine the sizes and types of Awards and the terms and conditions of Awards. The Committee is authorized to construe and interpret the Amended Plan and any related award agreements, to establish, amend or waive rules relating to plan administration, to amend outstanding Awards, and to make all other determinations which may be necessary or advisable for the administration of the Amended Plan. The Committee may delegate its authority.
      Shares Subject to the Amended Plan. The Amendment does not change the number of shares reserved for Awards or for grants to any single participant. Subject to the anti-dilution adjustment described below, a total of 11,720,000 shares (as adjusted for the Company’s two-for-one split of the Company’s stock effective March 31, 2005) have been reserved for Awards. The number of shares with respect to which Awards may be granted in the form of options to any single participant in any one fiscal year may not exceed 1,000,000 (similarly adjusted). The number of shares with respect to which Awards may be granted in the form of restricted stock and performance shares/units combined to any single participant in any one fiscal year may not exceed 500,000 (similarly adjusted). Shares may be held in a trust of the kind commonly known as a “rabbi” trust pending transfer to participants under an Award.
      In the event of a stock dividend, stock split or other change in corporate capitalization, or a corporate transaction such as a merger, consolidation or spin-off, or a reorganization or liquidation of the Company, the Committee shall adjust the number and class of shares which may be issued under the Amended Plan, the limitation on the number of shares that may be the subject of Awards under the Amended Plan, and the number, class and option or other purchase price of shares subject to outstanding Awards under the Amended Plan, as the Committee deems appropriate and equitable to prevent dilution or enlargement of rights.
      If any shares subject to any Award granted under the Amended Plan are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, are again available for grant under the Amended Plan. If shares are applied to pay the exercise price upon exercise of an option pursuant to the Amended Plan or applied to withholding of federal, state and local taxes pursuant to the Amended Plan, the shares so applied are added to the foregoing limitation in determining the number of shares remaining for grants pursuant to Awards, and shall be available for grants under the Amended Plan. No fractional shares are issued under the Amended Plan.
      Eligibility. All employees of the Company and its affiliates who are in salary grades 16 and above, non-employee members of the Supervisory Board and non-employee consultants to the Company (approximately 400 persons) are eligible to be participants. The Committee selects from among these eligible individuals those to whom Awards are actually granted.
      Stock Options. The Committee grants options, which may be ISOs or nonqualified options, pursuant to Award agreements. The option price per share purchasable under any stock option will be determined by the Committee, in its sole discretion, but cannot in any event be less than 100% of the fair market value of a share on the date the option is granted. On March 31, 2005, the closing price of the Common Stock (as adjusted for the Company’s two-for-one stock split effective March 31, 2005) was $22.015 per share. The Committee determines, in its sole discretion, the term of each stock option and the time or times when it may be exercised. Options may be exercised by payment of the exercise price in cash, or, in the sole discretion of the Committee, in shares with a fair market value equal to the exercise price of the option, or pursuant to a “cashless exercise” through a broker-dealer.
      Restricted Stock. Restricted stock may be awarded in the form of restricted stock shares (which are shares issued by the Company subject to risk of forfeiture and restrictions on such shares), or restricted stock units (which are bookkeeping units evidencing a participant’s right to receive shares in the future upon or after the lapse of risks of forfeiture and restrictions on such units). Restricted stock shares or units may not be disposed of by the recipient until the restrictions established by the Committee lapse. Upon termination of employment during the restriction period, all restricted stock is forfeited, subject to such exceptions, if any, made by the Committee. Award agreements may impose other restrictions or vesting conditions, including achievement of specific Company-wide, divisional or individual performance goals (which can include the performance goals described below).
      Recipients are not required to pay for restricted stock other than by rendering of services or the payment of any minimum amount required by law. With respect to restricted stock shares, the participant has all of the rights of a shareholder, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. With respect to restricted stock units, the participant has the right to receive the equivalent of any cash dividends, unless the Committee shall otherwise determine, but not the right to vote the shares. Restricted stock units are paid in certificates for the applicable number of shares at or after the satisfaction of the applicable vesting date.
      Performance Awards. Performance shares pay out a variable number of shares of Common Stock depending on goal achievement. Performance units provide for payment of an amount, based either on the value of shares or appreciation in the price of shares, upon the achievement of performance goals. Such shares or units have an initial value determined by the Committee as of the date of grant. In the case of a performance share, this value equals the value of a share of Common Stock. The Committee selects the period during which one or more performance criteria designated by the Committee are measured for the purpose of determining the extent to which performance shares or units will have been earned. The performance criteria which the Committee may designate are operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return on invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenue, net income or operating income), and contract backlog, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units. The Committee may apply any fixed combination of those performance measures and use target levels or target growth rates of any of those performance measures.
      Performance awards may be paid in cash, stock, other property or a combination thereof. Recipients are not required to pay for performance awards other than by rendering services and any minimum consideration required by applicable law.
      Change of Control. A change of control would occur in the event of the acquisition by anyone other than the Company or a subsidiary of the Company of a 25% or greater interest in the Company; certain mergers and other transactions which result in the Company’s shareholders owning 70% or less of the surviving corporation; or certain changes in the composition of the Supervisory Board. Upon a change of control, all options become exercisable, all restriction periods and restrictions on restricted stock lapse, and target payout opportunities attainable under all outstanding Awards of restricted stock, performance units and performance shares are deemed to be fully earned (with such Award denominated in shares becoming fully vested). The definition and consequences of a change of control may be varied in an Award agreement or other written agreement with the participant.
      Power to Amend. The Board of Directors of Chicago Bridge may amend, alter or discontinue the Amended Plan at any time without the approval of the shareholders of the Company.
      Other Provisions. ISOs are not transferable unless an award agreement provides for transferability. Restricted stock is not transferable prior to vesting. Performance shares and performance units are not transferable prior to payment except as provided in the Award agreement. However, all such Awards are transferable upon death under the laws of descent and distribution or by the participant’s designation of a beneficiary. In the discretion of the Committee, withholding tax liabilities incident to the exercise of an option or other taxable event may be satisfied by withholding of shares. The Committee in its discretion may permit or require a Participant to defer receipt of cash or shares that would otherwise be due to a Participant.
New Plan Benefits
      The benefits or amounts that will be received by or allocated to executive officers, non-executive directors, and employees other than executive officers, by reason of the Amendment, are not yet determinable. Future awards are in the discretion of the Committee (including, as applicable, the Supervisory Committee), and cannot be determined at this time.
      The table below sets forth the number of performance share grants, restricted stock units and options that have been granted in 2005, under the Plan. If the Amended Plan is not approved, the grants will remain outstanding. On March 31, 2005, the NYSE composite closing price, adjusted for the 2005 two-for-one stock split, was $22.015.

		Restricted	Estimated
	Performance	Stock	Number of
Name And Position	Share Grant	Grant	Options

Gerald M Glenn, Chairman of the Supervisory Board; President, Chief Executive Officer and Chairman of Chicago Bridge & Iron Company; and Managing Director of Chicago Bridge & Iron Company B.V.	27,700	58,000	1,993
Stephen P. Crain, President — Western Hemisphere Operations of Chicago Bridge & Iron Company	7,000	15,000	462
Robert B. Jordan, Executive Vice President and Chief Operating Officer of Chicago Bridge & Iron Company	12,000	25,000	917
Richard E. Goodrich, Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company; and Managing Director of Chicago Bridge & Iron Company B.V.	7,700	14,000	563
Philip K. Asherman, Executive Vice President and Chief Marketing Officer of Chicago Bridge & Iron Company and Managing Director of Chicago Bridge & Iron Company B.V.	8,400	17,000	563
Executive Group (8 in number)	71,500	148,500	5,399
Non-Executive Director Group	0	0	0
Non-Executive Officer Employee Group	56,300	99,000	15,167
Tax Aspects of the Amended Plan
      The following summarizes the U.S. federal tax consequences generally arising under present law with respect to Awards granted under the Amended Plan. The grant of an option creates no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. In general, the grantee will realize ordinary income upon exercising a nonqualified option. The income is equal to the difference between the option price and the fair market value of shares on the date of the exercise. The Company will be entitled to a deduction for the same amount. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by exercise of an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.
      The award of restricted stock or units generally will create no tax consequences for a participant or the Company at the time of the award. The participant will realize ordinary income (and the Company will normally be entitled to a corresponding deduction) when the restricted stock shares become freely transferable or the restrictions lapse, whichever occurs first, in the amount of the fair market value of the restricted stock shares at that time. The award of restricted stock units, performance shares and performance units generally will create no tax for a participant or the Company at the time of the award. The participant will realize ordinary income (and the Company will normally be entitled to a corresponding deduction) when the restricted stock units, performance stock and performance units are transferred to the participant in the form of shares (or cash) at or after the units vest or the performance goals are attained. If, however, the restricted stock units, performance shares or performance units are paid in the form of shares which continue to be nontransferable and subject to a substantial risk of forfeiture, the participant’s tax (and Company’s deduction) will be incurred when those restrictions lapse under the rules for restricted property described above.
      Additional taxes may be due on Awards considered deferred compensation. Generally, Awards granted under the Amended Plan should not be deferred compensation for this purpose unless receipt of cash or shares that would otherwise be due to a Participant is specially deferred.

      The affirmative vote of a majority of the votes cast at the meeting is required to adopt the Amendment to the Plan.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED PLAN.
ITEM 12
APPROVAL OF THE AMENDED CHICAGO BRIDGE & IRON INCENTIVE PLAN
      The Company adopted the Chicago Bridge & Iron Company Incentive Compensation Program (“Incentive Plan”) in 1999 and it was approved at our 1999 annual general meeting of shareholders. The Company has now amended and restated the Incentive Plan (the “Amendment”), subject to the approval of our shareholders of the Incentive Plan as so amended (the “Amended Incentive Plan”). The amendment includes the revision and addition of measures for performance goals as described below.
Reasons for Seeking Shareholder Approval
      Approval of the Amended Incentive Plan is necessary to permit the compensation expense recognized by the Company upon its payment of bonuses to certain of its executive officers to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code.
      Under Section 162(m), the Company cannot claim a federal income tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 in any year, unless the compensation qualifies as shareholder-approved “performance-based” compensation. Compensation attributable to bonuses is eligible to be considered as performance-based compensation for purposes of Section 162(m). Where, however, as under the Amended Incentive Plan, the Committee has authority to change the targets under a performance goal after shareholder approval of the goal, the material terms of the performance goal must be disclosed and reapproved by shareholders no later than the first shareholder meeting that occurs the fifth year following the year in which shareholders previously approved the performance goal. Bonuses paid pursuant to the Amended Incentive Plan will not satisfy the requirements of Section 162(m) unless our shareholders approve the Amended Incentive Plan.
      If shareholders do not approve the Amended Plan, it will not go into effect and no payments under the Amended Plan will be made. The Company may pay bonuses outside the Amended Plan but such bonuses will not satisfy the requirements of Section 162(m).
Summary of the Amended Plan
      The principal provisions of the Amended Incentive Plan are summarized below. This summary is not a complete description of the Amended Incentive Plan and is qualified by the full text of the Amended Incentive Plan, a copy of which is attached as Annex C to this proxy statement.
      Purpose. The Amended Incentive Plan provides contingent cash compensation to key employees. It is intended to align the activities of key employees with the achievement of specific financial performance goals and other Company-wide and business unit performance goals, and individual performance objectives.
      Administration. The Amended Incentive Plan is administered by the Organization and Compensation Committee (the “Committee”) of the Supervisory Board. The Committee will directly determine financial performance goals, targets and payout percentages for the Chief Executive Officer and any other individual who is among the five most highly compensated officers of the Company (a “Covered Executive”) and will certify the achievement of such financial performance goals. The Committee may delegate to the management of the Company these responsibilities with respect to participants who are not executive officers.
      Eligibility. Employees of the Company who are in salary grades 16 and above (or its equivalent) are eligible to be selected as participants. The Committee approves the participants in the Amended Incentive Plan who are Covered Executives. Management with the approval of the Committee will determine the other participants. The Company currently has approximately 400 employees eligible to participate in the Amended Incentive Plan, and a substantial majority of these employees are expected to be Participants in the Amended Incentive Plan. To be entitled to a full incentive, a Participant must be employed for the full calendar year. In certain circumstances, participants employed for less than a full calendar year may receive a prorated incentive. Any bonus otherwise payable under the Amended Incentive Plan can be reduced or eliminated for any reason at any time before payment.
      Company-Wide Performance Goals. The bonus opportunity for Covered Executives depends on achievement of Company-wide financial performance goals selected by the Committee. The bonus opportunity for other participants depends on achievement of such Company-wide financial performance goals, other Company-wide goals, business unit performance, and individual performance, as determined by the Committee. In any year, the Committee may select any one or more of the following Company-wide financial performance goals: operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges) as reported to shareholders, total shareholder return, return on equity, total business return, return on invested capital, operating cash flow, free cash flow, economic value added, new business taken measured by revenue, net income or operating income, and contract backlog. The Committee may use any one or any fixed combination of those performance measures and set goals as target levels or target growth rates of any of those performance measures.
      Adjustment of Performance Goals. The Committee may adjust any performance goal to reflect or offset a change in accounting standards, a significant acquisition or divestiture, a significant capital transaction, or any other unusual, nonrecurring item that is separately identified on the Company’s financial statements and is attributable to an event occurring after such performance goals were established.
      How Incentives are Determined. The Committee assigns each participant a bonus target amount for achievement of the target goals based on the individual’s position and job level. The target amount cannot exceed 100% of a participant’s base salary. The Committee also sets minimum, target and maximum performance levels to measure achievement of the performance goal. For Covered Executives, if actual financial performance is below the minimum level, no bonus is payable. If performance is at the target level, the target amount of the bonus is payable. If performance is at or above the maximum level, a maximum bonus is payable in an amount equal to 200% of the target amount.
      Incentive Timing. The Committee establishes the financial performance goals, target incentive amounts and payout percentages within the first 90 days of each year. Prior to payment of the incentive and within the first 90 days of the year following the incentive year, the Committee must certify the extent to which the performance goal or goals for were achieved for the incentive year.
      Negative Discretion. Bonuses for Covered Executives are determined on the basis of the above Company-wide financial performance goals and Covered Executives do not participate in the bonus pool described below. However, the Committee may in its discretion reduce (but not increase) any incentive that would otherwise be payable under the Amended Incentive Plan to any Covered Executive.
      Bonus Pool. The Amended Incentive Plan provides that participants other than Covered Executives will participate in a bonus pool. The bonus pool is composed of the achieved bonus opportunities for all such participants (excluding Covered Executives), determined as described above except that other performance measures or a combination thereof may be used to determined the achieved bonus opportunity of such participants. The Committee may adjust the bonus pool upwards or downwards based on Company-wide performance. Prior to the payment of any bonus and within the first 90 days of the year following the incentive year, the Committee shall approve the aggregate amount of the bonus pool.
      Individual Awards. The Committee may adjust the achieved bonus opportunity of any participant or group of participants in the bonus pool (not including any Covered Executive) upward or downward based on business unit performance or individual performance or both, and allocate the bonus pool accordingly. Business unit performance is determined by applying the financial performance goals described above to the business unit, applying other functional performance goals, or other factors as the Committee deems appropriate. Individual performance is determined in conjunction with the individual’s manager and business unit head applying individual performance criteria approved by the Committee.
      Maximum Bonus and Payment. In no event will the actual bonus payable to any participant (whether or not a Covered Executive) exceed 200% of the participant’s base salary for the bonus year. Bonuses will normally be paid in cash as soon as practicable after their determination and approval by the Committee.
      Effective Date. The Amended Incentive Plan will become effective beginning with the Company’s fiscal year 2005 if the Amended Incentive Plan is approved by the Company’s shareholders. The Amended Incentive Plan does not have any termination date.
      Amendments. The Committee may, without further action by the shareholders, amend the Amended Incentive Plan from time to time in any manner the Committee deems desirable. However, no such amendment may enlarge the class of employees who may be Participants in the Amended Incentive Plan, add to the permitted Company-wide financial performance measures, or increase the maximum bonus payable under the Amended Incentive Plan beyond 200% of any Participant’s base salary, without the consent of shareholders.
New Plan Benefits
      Awards under the Amended Incentive Plan are determined based on actual future performance, so the Company cannot determine what benefits, if any, would be paid to any executive officer in 2005 or future years. However, the following amounts were received by or allocated to each of the following for the last completed fiscal year under the Incentive Plan as in effect prior to the Amendment, and would not have been materially different if the Amendment had been in effect in such fiscal year:

Name and Position	Dollar Value

Gerald M Glenn, Chairman of the Supervisory Board; President, Chief Executive Officer and Chairman of Chicago Bridge & Iron Company; and Managing Director of Chicago Bridge & Iron Company B.V.	$560,000
Stephen P. Crain, President — Western Hemisphere Operations of Chicago Bridge & Iron Company	$160,000
Robert B. Jordan, Executive Vice President and Chief Operating Officer of Chicago Bridge & Iron Company	$285,000
Richard E. Goodrich, Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company and Managing Director of Chicago Bridge & Iron Company B.V.	$160,000
Philip K. Asherman, Executive Vice President and Chief Marketing Officer of Chicago Bridge & Iron Company and Managing Director of Chicago Bridge & Iron Company B.V.	$225,000
Executive Group (8 in number)	$1,690,000
Non-Executive Director Group	$0
Non-Executive Officer Employee Group	$4,445,249
Tax Aspects of the Amended Incentive Plan
      The following summarizes the U.S. federal tax consequences generally arising under present law with respect to bonuses granted under the Amended Incentive Plan. In general the participant will recognize ordinary income upon receipt of the bonus payment in the amount of the bonus payment. The Company will be entitled to a deduction for the same amount, if and to the extent the bonus payments satisfy the requirements of Section 162(m) of the Code and the general requirements for deductibility.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED INCENTIVE PLAN.

ITEM 13
APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee of the Supervisory Board has recommended that Ernst & Young LLP (“E&Y”) be appointed as the Company’s independent public accountants for the year ending December 31, 2005. Deloitte & Touche LLP (“D&T”) had acted as the Company’s independent public accountants from 2002 until 2004. Representatives of D&T and E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions.
      D&T’s reports on our financial statements for the last two fiscal years contained no adverse opinion nor disclaimer of opinion and were not qualified nor modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years, there have been no disagreements between the Company and D&T on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. During the two most recent fiscal years and subsequent interim period before such engagement date, we did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.
      The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young as our independent public accountants for the year ending December 31, 2005.
      THE SUPERVISORY BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005.
ITEM 14
DISCUSSION OF DUTCH CORPORATE GOVERNANCE CODE
      In December, 2003, the Dutch Corporate Governance Committee issued the Dutch Corporate Governance Code regarding principles of good corporate governance and best practices. The principles of the Dutch Code are similar to the requirements of the Sarbanes Oxley Act of 2002 and the regulations of the New York Stock Exchange. The Dutch Corporate Governance Code requires us to comply with its provisions or explain to shareholders in our Annual Accounts why we do not comply.
      We have amended our corporate governance policies in light of the provisions of the Dutch Corporate Governance Code and shareholders will have the opportunity to discuss those policies at the Annual Meeting. Additional information is contained in the Annual Accounts. A copy of the Annual Accounts can be accessed through our website, www.cbi.com, and may be obtained at our executive offices at Polarisavenue 31, 2132 JH Hoofddorp, The Netherlands and at The Bank of New York, 620 Avenue of the Americas, New York, New York 10011.
ITEM 15
DISCUSSION OF DIVIDEND POLICY
      Under the Dutch Corporate Governance Code, we are required to provide shareholders with an opportunity at our Annual Meeting to discuss the Company’s dividend policy and any major changes in that policy. Shareholders will not be entitled to adopt a binding resolution determining our future dividend policy.
      Pursuant to our Articles of Association, the Management Board, with the approval of the Supervisory Board, may determine that an amount shall be reserved out of our annual profits. The portion of our annual profits that remains after such reservation is at the disposal of the general meeting of shareholders. Out of our share premium reserve and other reserves available for shareholder distributions under the law of the Netherlands, the general meeting of shareholders may declare distributions upon the proposal of the

Management Board (after approval by the Supervisory Board). We may not pay dividends if the payment would reduce shareholders’ equity below the aggregate nominal value of the our common shares outstanding, plus the reserves required to be maintained pursuant to Dutch law or our Articles of Association. Although under Dutch law dividends are generally paid annually, the Management Board, with the approval of the Supervisory Board, may, subject to certain statutory provisions, distribute one or more interim dividends or other interim distributions before the accounts for any year have been approved and adopted at a general meeting of shareholders in anticipation of the final dividend or final distribution. Rights to cash dividends and distributions that have not been collected within five years after the date on which they become due and payable shall revert to the Company.
      We have declared and paid in the past, and currently intend to declare and pay, regular quarterly cash dividends or distributions on our common shares; however, there can be no assurance that any such dividends or distributions will be declared or paid. The payment of dividends or distributions in the future will be subject to the discretion of our shareholders (in the case of annual dividends), our Management Board and our Supervisory Board and will depend upon general business conditions, legal restrictions on the payment of dividends or distributions, and other factors. We will pay any cash dividends or distributions in U.S. dollars. Any cash dividends or distributions payable to holders of shares registered in our New York registry will be paid to The Bank of New York as New York Transfer Agent and Registrar.
SHAREHOLDER PROPOSALS
      Any proposal of a shareholder intended to be presented at the 2006 Annual Meeting of Shareholders must be received at our principal executive offices no later than December 14, 2005 if the proposal is to be considered for inclusion in our proxy statement relating to such meeting, without prejudice to shareholder rights to cause a general meeting of shareholders to be convened under article 34.2 of our Articles of Association and without prejudice to shareholders’ rights under Dutch law to cause certain items to be placed on the agenda for our 2006 Annual Meeting.

By Order of the Board of Supervisory Directors

Gerald M. Glenn
Chairman of the Board of Supervisory Directors
Amsterdam, The Netherlands
April      , 2005

Annex A
AMENDMENT TO THE ARTICLES OF ASSOCIATION OF
CHICAGO BRIDGE & IRON COMPANY N.V.
      On this day, the *** day of *** two thousand five, appeared before me, Mark Peter Bongard, Esq., civil-law notary in Amsterdam, hereinafter referred to as: “Notary”: ***.
      The deponent declared as follows:
      The articles of association of the private company with limited liability: CHICAGO BRIDGE & IRON COMPANY N.V., with corporate seat in Amsterdam, hereinafter referred to as: the “company”, were most recently amended by notarial deed executed before Professor Mr Martin van Olffen, Esq., a civil-law notary in Amsterdam, on the fourteenth day of May two thousand four.
      The company’s articles of association now read as set forth upon the execution of the aforementioned deed of amendment to the articles of association of the company.
      On the *** day of *** two thousand five, the general meeting of shareholders of the company resolved to amend and readopt the company’s articles of association. A copy of the minutes of the aforementioned general meeting is attached to this deed.
      On the day on which the resolution to amend the company’s articles of association was passed, the company’s issued capital amounted to *** euros and *** eurocents (EUR ***), consisting of *** (***) shares with a nominal value of one eurocent (EUR 0.01) each.
      At the above-mentioned meeting, the deponent was given authority, among other things, to apply for the certificate of no-objection required by law with respect to the approved amendments to the company’s articles of association and to execute and sign the deed of amendment to the articles of association.
      The ministerial certificate of no-objection required by law was obtained by the order of the *** day of *** two thousand five, number N.V. 579.328, which statement is attached to this deed.
      In order to execute the resolution to amend the company’s articles of association, the deponent subsequently declared that he hereby amends the company’s articles of association in such a manner that Article 4 paragraphs 1 and 2 of the company’s articles of association shall henceforth read as follows:
“Article 4. Authorized capital.

1.	The authorized capital of the company amounts to two million five hundred thousand euros (EUR 2,500,000. — )

2.	The authorized capital is divided into two hundred and fifty million (250,000,000) shares with a nominal value of one eurocent (EUR 0.01) each”.
FINAL PROVISION
      At the moment of the execution of this deed the issued and outstanding share capital amounts to *** euros (EUR ***).
      The deponent is known to me, Notary.
WITNESSED THIS DEED,
the original of which was drawn up and executed in Amsterdam on the date stated in the first paragraph of this deed.
      The substance of this deed was stated and clarified to the deponent. The deponent declared that he had taken note of the content of the deed timely before its execution, agreed to its content, and did not require a full reading of this deed.
      Subsequently, after limited reading in accordance with the law, this deed was signed by the deponent and me, Notary.

1

Annex B
Chicago Bridge & Iron
1999 Long-Term Incentive Plan
Chicago Bridge & Iron Company
Adopted May 1, 1999, as amended

CHICAGO BRIDGE & IRON LONG-TERM INCENTIVE PLAN	1
ARTICLE 1. — ESTABLISHMENT, OBJECTIVES AND DURATION	1
1.1. Establishment of the Plan	1
1.2. Objectives of the Plan	1
1.3. Duration of the Plan	1
ARTICLE 2. — DEFINITIONS	1
2.1. “Affiliate”	1
2.2. “Award”	1
2.3. “Award Agreement”	1
2.4. “Beneficial Owner” or “Beneficial Ownership”	2
2.5. “BOARD” OR	1
2.6. “CB&I”	1
2.7. “Change in Control”	1
2.8. “Code”	2
2.9. “Committee”	2
2.10. “Company”	2
2.11. “Director”	2
2.12. “Disability”	2
2.13. “Effective Date”	2
2.14. “Employee”	2
2.15. “Exchange Act”	2
2.16. “Fair Market Value”	2
2.17. “Fiscal Year”	2
2.18. “Incentive Stock Option” or “ISO”	2
2.19. “Named Executive Officer”	2
2.20. “Nonemployee Director”	2
2.21. “Nonqualified Stock Option” or “NQSO”	2
2.22. “Option”	2
2.23. “Option Price”	3
2.24. “Optionee”	3
2.25. “Participant”	3
2.26. “Performance-Based Exception”	3
2.27. “Performance Share”	3
2.28. “Performance Unit”	3
2.29. “Period of Restriction”	3
2.30. “Person”	3
2.31. “Restricted Stock”	3
2.32. “Restricted Stock Shares”	4
2.33. “Restricted Stock Unit”	4
2.34. “Retirement”	3
2.35. “Shares”	3
2.36. “Subsidiary”	3
2.37. “Supervisory Board”	3

1

2.38. “Vesting Date”	4
ARTICLE 3. — ADMINISTRATION	4
3.1 The Committee	4
3.2 Authority of the Committee	4
3.3 Decisions Binding	4
ARTICLE 4. — SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS	4
4.1 Number of Shares Available for Grants	4
4.2 Forfeited and Reacquired Shares	4
4.3 Adjustments in Authorized Shares	5
4.4 Fractional Shares	5
ARTICLE 5. — ELIGIBILITY AND PARTICIPATION	5
5.1. Eligibility	5
5.2. Actual Participation	5
ARTICLE 6. — STOCK OPTIONS	5
6.1. Grant of Options	5
6.2. Award Agreement	5
6.3. Option Price	5
6.4. Duration of Options	5
6.5. Exercise of Options	5
6.6. Payment	5
6.7. Restrictions on Share Transferability	6
6.8. Termination of Employment	6
6.9. Nontransferability of Options	6
(a) Incentive Stock Options	6
(b) Nonqualified Stock Options	6
ARTICLE 7. — RESTRICTED STOCK	6
7.1. Grant of Restricted Stock	6
7.2. Restricted Stock Agreement	6
7.3. Transferability	7
7.4. Other Restrictions	7
7.5. Voting Rights	7
7.6. Dividend and Other Distributions	7
7.7. Termination of Employment	7
7.8. Rights Personal to Participant	8
ARTICLE 8. — PERFORMANCE UNITS AND PERFORMANCE SHARES	8
8.1. Grant of Performance Units/ Shares	8
8.2. Value of Performance Units/ Shares	8
8.3. Earning of Performance Units/ Shares	8
8.4. Form and Timing of Payment of Performance Units/ Shares	8
8.5. Termination of Employment Due to Death, Disability, or Retirement	8
8.6. Termination of Employment for Other Reasons	8
8.7. Nontransferability	9
ARTICLE 9. — PERFORMANCE MEASURES	9
ARTICLE 10. — BENEFICIARY DESIGNATION	9
ARTICLE 11. — DEFERRALS	9

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ARTICLE 12. — RIGHTS OF EMPLOYEES	9
12.1. Employment	9
12.2. Participation	10
ARTICLE 13. — CHANGE IN CONTROL	10
13.1. Treatment of Outstanding Awards	10
13.2. Termination, Amendment, and Modifications of Change-in-Control Provisions	10
ARTICLE 14. — AMENDMENT, MODIFICATION, AND TERMINATION	10
14.1. Amendment, Modification, and Termination	10
14.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	10
14.3. Awards Previously Granted	10
ARTICLE 15. — WITHHOLDING	10
15.1. Tax Withholding	10
15.2. Share Withholding	11
ARTICLE 16. — INDEMNIFICATION	11
ARTICLE 17. — SUCCESSORS	11
ARTICLE 18. — LEGAL CONSTRUCTION	11
18.1. Gender and Number	11
18.2. Severability	11
18.3. Requirements of Law	11
18.4. Securities Law Compliance	11
18.5. Governing Law	11

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CHICAGO BRIDGE & IRON
1999 LONG-TERM INCENTIVE PLAN
Article 1 — Establishment, Objectives and Duration
      1.1.     Establishment of the Plan. Chicago Bridge & Iron Company, a Delaware corporation (“CB&I”), a wholly owned subsidiary of Chicago Bridge & Iron Company N.V., a Netherlands corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Chicago Bridge & Iron 1999 Long-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units.
      1.2     Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of CB&I, the Company and their respective Subsidiaries, through incentives which are consistent with CB&I’s goals and which link the personal interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.
      The Plan is further intended to provide flexibility to CB&I in its ability to motivate, attract, and retain the services of Participants who make significant contributions to CB&I’s success and to allow Participants to share in the success of CB&I.
      1.3.     Duration of the Plan. The Plan shall become effective as of May 1, 1999 (the “Effective Date”), subject to its approval by the shareholders of the Company, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.
Article 2. — Definitions
      Whenever and wherever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
      2.1.     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
      2.2.     “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock Shares, Restricted Stock Units, Performance Shares or Performance Units.
      2.3.     “Award Agreement” means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under this Plan.
      2.4.     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
      2.5     “Board” or “Board of Directors” means the Board of Directors of CB&I.
      2.6.     “CB&I” means Chicago Bridge & Iron Company, a Delaware corporation and the sponsor of the Plan.
      2.7.     “Change in Control,” unless otherwise defined in the Award Agreement or other written agreement between the Participant and the Company (or CB&I or the Committee), will be deemed to have occurred:

(a) Any Person, other than the Company, any Subsidiary or any employee benefit plan (or related trust) of the Company or any such Subsidiary, becomes the Beneficial Owner of 25% or more of the total voting power of the Company’s outstanding securities;

(b) During any period of two years or less, individuals who at the beginning of such period constituted the Supervisory Board of the Company cease for any reason to constitute at least a majority thereof; provided that any new member of the Supervisory Board who is nominated for election to the

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Supervisory Board with the approval of at least 75% of the other members then still in office who were members at the beginning of the period shall be considered for purposes of this paragraph (b) as having been a member at the beginning of such period; or

(c) Upon the consummation of (i) any merger or other business combination of the Company with or into another corporation pursuant to which the persons who were the shareholders of the Company immediately before such consummation do not own, immediately after such consummation, more than 70% of the voting power and the value of the stock of the surviving corporation in substantially the same respective proportions as their ownership of the common stock of the Company immediately prior to such consummation, or (ii) the sale, exchange or other disposition of all or substantially all the consolidated assets of the Company.

      2.8.     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      2.9.     “Committee” means the Committee appointed by the Board to administer the Plan as provided in Article 3 herein or, to the extent it functions as the Committee as provided in Article 3 herein, the Organization and Compensation Committee of the Supervisory Board.
      2.10.     “Company” means Chicago Bridge & Iron Company N.V., a Netherlands corporation, including, as may be applicable to the context, any and all Subsidiaries and Affiliates, and any successor thereto.
      2.11.     “Director” means any individual who is a member of the Board of Directors of CB&I or any Subsidiary or Affiliate.
      2.12.     “Disability” shall mean a mental or physical condition of a Participant which the Committee, on the basis of information satisfactory to it, finds to be a permanent condition which renders such member unfit to perform the duties of an Employee, as such duties shall be determined by the Committee. Any determination of whether any condition of a Participant constitutes Disability shall be made under rules uniformly applied to all Participants.
      2.13.     “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.
      2.14.     “Employee” means any employee of CB&I or the Company or their respective Subsidiaries and Affiliates. Directors who are not employed by any of the foregoing shall not be considered Employees under this Plan.
      2.15.     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
      2.16.     “Fair Market Value” of Shares as of any date shall be determined on the basis of the closing sale price of Shares on the principal securities exchange on which the Shares are traded or if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
      2.17.     “Fiscal Year” means a fiscal year of CB&I.
      2.18.     “Incentive Stock Option” or “ISO” means an option to purchase Shares which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.
      2.19.     “Named Executive Officer” means a Participant who, as of the last date of a taxable year of CB&I, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.
      2.20.     “Nonemployee Director” means an individual who is a member of the Supervisory Board but who is not an Employee.
      2.21.     “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares which is not intended to meet the requirements of Code Section 422, granted to a Participant pursuant to Article 6 herein.
      2.22.     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

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      2.23.     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
      2.24.     “Optionee” means the Participant or, if the Participant has died, his or her Beneficiary, or other person determined under Section 6.9, entitled to exercise any Option.
      2.25.     “Participant” means an Employee, Nonemployee Director or nonemployee consultant to the Company who has outstanding an Award.
      2.26.     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
      2.27.     “Performance Share” means an Award providing for the payment of a variable number of Shares depending on the achievement of performance goals, granted to a Participant pursuant to Article 8 herein.
      2.28.     “Performance Unit” means an Award providing for the payment of an amount based on either the Fair Market Value of Shares or the appreciation in Fair Market Value of Shares upon the achievement of performance goals, granted to a Participant, pursuant to Article 8 herein.
      2.29.     “Period of Restriction” means the period during which the transfer of Restricted Stock Shares or Restricted Stock Units is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events, as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.
      2.30.     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
      2.31.     “Restricted Stock” means Restricted Stock Shares or Restricted Stock Units.
      2.32.     “Restricted Stock Shares” means Shares which are issued and awarded to Participants subject to a substantial risk of forfeiture and restrictions on such Shares during the Period of Restriction as provided in Article 7 herein.
      2.33.     “Restricted Stock Unit” means a bookkeeping unit that represents the right of a Participant to be issued and to receive a Share upon lapse of risks of forfeiture and restrictions on such Units during the Period of Restriction, or at such later time as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award, as provided in Article 7 herein.
      2.34.     “Retirement” means (i) a termination of employment after age 55 and at least a 10 year period of employment by CB&I or the Company or their respective present or former Subsidiaries or Affiliates, or a 30-year period of such employment, or age 65, or (ii) solely in the case of an individual who terminates service as a Nonemployee Director or service as a nonemployee consultant to the Company, such termination following the term of a Nonemployee Director or a resignation required by age limitation, or the expiration of the term of a consulting agreement; provided, however, that the Committee as part of an Award Agreement or otherwise may provide that for purposes of this Section, a Participant may be credited with such additional years of age and employment as the Committee in its sole discretion shall determine is appropriate, and may provide such additional or different conditions for Retirement as the Committee in its sole discretion shall determine is appropriate.
      2.35.     “Shares” means shares of common stock of the Company.
      2.36.     “Subsidiary” means any corporation in which CB&I or the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which CB&I or the Company owns at least 50% of the combined equity thereof.
      2.37.     “Supervisory Board means the Supervisory Board of the Company.

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      2.38.     “Vesting Date means with respect to Restricted Stock and Restricted Stock Units the date (if any) on which the risks of forfeiture and restrictions on such Restricted Stock Shares or Units during the Period of Restriction have terminated (by their terms or by other action of the Committee consistent with this Plan) and all other conditions or restrictions applicable to such Restricted Stock Shares or Units have been satisfied.
Article 3. — Administration
      3.1     The Committee. The Plan shall be administered by a Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board; provided, however, that (i) with respect to grants and Awards made or to be made to or held by any member of such Committee or any Named Executive Officer, the Plan shall be administered by the Organization and Compensation Committee of the Supervisory Board; and (ii) the Organization and Compensation Committee of the Supervisory Board may in its sole discretion exercise directly any power, right, duty or function of the Committee, including but not limited to the grant or amendment of an Award to any Employee, Nonemployee Director or nonemployee consultant to the Company.
      3.2     Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of CB&I, and subject to the provisions herein, the Committee shall have full power to select Employees, Nonemployee Directors and nonemployee consultants to the Company who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as specified herein.
      3.3     Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including CB&I, the Company, their respective shareholders, Directors, members of the Supervisory Board, Employees, Participants, and their estates and beneficiaries.
Article 4. — Shares Subject to the Plan and Maximum Awards
      4.1.     Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares reserved for issuance to Participants under the Plan is 2,930,000(1). The maximum aggregate number of Shares with respect to which Awards may be granted in any fiscal year to any Participant in the form of Stock Options is 250,000(2). The maximum aggregate number of Shares with respect to which Awards may be granted in the form of Restricted Stock Shares, Restricted Stock Units, Performance Shares and Performance Units combined in any fiscal year to any Participant is 125,000(3). Shares awarded or to be awarded as Restricted Stock or other Awards may be held during the Period of Restriction or prior to transfer to the Participant in a trust of the kind commonly known as a rabbi trust.
      4.2     Forfeited and Reacquired Shares. If any Shares subject to any Award are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the

(1)	Equivalent to 11,720,000 shares following the stock splits effective as of February 3, 2003 and March 31, 2005.

(2)	Equivalent to 1,000,000 shares following the stock splits effective as of February 3, 2003 and March 31, 2005.

(3)	Equivalent to 500,000 shares following the stock splits effective as of February 3, 2003 and March 31, 2005.

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Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If Shares are applied to pay the Option price upon exercise of an Option or to satisfy federal, state or local tax withholding requirements pursuant Section 15.2, the Shares so applied shall be added to the Shares permitted under the limitations of Section 4.1 in determining the number of Shares remaining for issuance and for grants of Awards with respect to such Shares under the Plan.
      4.3.     Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, or any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee shall adjust the number and class of Shares which may be issued under Section 4.1 and in the limitation of Section 4.1 on grants of Awards with respect to Shares, in the number, class and/or price of Shares subject to outstanding Awards, as the Committee in its sole discretion determines to be appropriate and equitable to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
      4.4.     Fractional Shares. No fractional Shares shall be issued to Participants under the Plan. If for any reason an Award or adjustment thereto would otherwise result in the issuance of a fractional Share to a Participant, the Company shall pay the Participant in cash the Fair Market Value of such fractional Share.
Article 5. — Eligibility and Participation
      5.1.     Eligibility. Persons eligible to participate in this Plan include all Employees who are in salary grades 16 and above, including Employees who are members of the Board, Nonemployee Directors, and nonemployee consultants performing services for the Company.
      5.2.     Actual Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 6. — Stock Options.
      6.1.     Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants in such number, and upon such terms, and at any time and from time to time, as the Committee in its discretion may determine; provided, however, that no Option intended to be an ISO may be granted to a Nonemployee Director or nonemployee consultant to the Company. The date an Option is granted shall be the day on which the Committee acts to award a specific number of Shares to a Participant at a specific Option Price, and shall be specified in each Award Agreement.
      6.2.     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether or not the Option is intended to be an ISO.
      6.3.     Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.
      6.4.     Duration of Options. Each Option shall expire at such time (not later than the 10th anniversary of its date of grant) as the Committee shall determine at the time of grant. If an Award Agreement does not specify an expiration date, the Option shall expire on the 10th anniversary of its date of grant.
      6.5.     Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
      6.6.     Payment. If the Award Agreement does not otherwise specify the manner of exercise, Options shall be exercised by the delivery of a written notice of exercise to CB&I identifying the Option(s) being exercised, completed by the Optionee and delivered during regular business hours to the office of the Secretary

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of CB&I, or sent by certified mail to the Secretary of CB&I, accompanied by a negotiable check or other cash equivalent in full payment for the Shares. A copy of such notice of exercise shall also be delivered by the Optionee to the office of the Secretary of the Company.
      In the discretion of the Committee and as set forth in the Award Agreement, the Optionee may pay the Option Price to CB&I upon exercise of any Option by tendering previously acquired Shares which have been held by the Optionee for at least six months and which have an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or by a combination of such Shares and a check or other cash equivalent.
      The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or exercise by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
      Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, CB&I shall deliver, or have delivered, to the Optionee, in the Optionee’s name, certificates for an appropriate number of Shares based upon the number of Shares purchased under the Option(s).
      6.7.     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable securities laws and under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded.
      6.8.     Termination of Employment. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment as an Employee or service as a Nonemployee Director or service as a nonemployee consultant to the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment.
      6.9.     Nontransferability of Options.

(a) Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant or by designation of a Beneficiary in accordance with Article 10.
Article 7. — Restricted Stock.
      7.1.     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant Awards of Restricted Stock Shares or Restricted Stock Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.
      7.2.     Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify whether the grant is an Award of Restricted Stock Shares or Restricted Stock Units, the Period(s) of Restriction, the number of Shares or Units of Restricted Stock granted, and such other provisions as the Committee shall determine.

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      7.3.     Transferability. Except as otherwise provided in this Article 7, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated; and Restricted Stock Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. Except as otherwise provided in this Article 7, Restricted Stock Shares shall become freely transferable by the Participant upon the Vesting Date, and Shares issued in respect of Restricted Stock Units shall be freely transferable by the Participant upon issuance to the Participant on or after the Vesting Date.
      7.4.     Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares or Units of Restricted Stock granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price at a stipulated time for each Share or Unit of Restricted Stock, restrictions and conditions of vesting or forfeiture based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.
      If the Restricted Stock Award is made in Restricted Stock Shares, CB&I shall retain the certificates representing Shares in CB&I’s possession until the Vesting Date. If the Restricted Stock Award is made in Restricted Stock Units, no Shares shall be issued until the Vesting Date, but Shares shall be issued in respect of such Units as of or after the Vesting Date. In either case, certificates for Shares shall be delivered to the Participant on or as soon as practicable after the Vesting Date, or at such later time or times as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award.
      7.5.     Voting Rights. Unless otherwise provided in the Award Agreement, Participants awarded Restricted Stock Shares hereunder which have not been forfeited may exercise full voting rights with respect to those Shares during the Period of Restriction. Restricted Stock Units shall not confer any voting rights (unless and until Shares are issued therefor on or after the Vesting Date).
      7.6.     Dividend and Other Distributions. Unless otherwise provided in the Award Agreement, if during the Period of Restriction prior to a Vesting Date or forfeiture of Restricted Stock:

(a) Cash dividends are paid on Shares, (i) the Company shall pay Participants holding Restricted Stock Shares the regular cash dividends paid with respect to the Shares; and (ii) the Company shall pay Participants holding Restricted Stock Units an amount equal to the cash dividends paid on an equivalent number of Shares;

(b) Dividends in Shares are paid in Shares, (i) Participants holding Restricted Stock Shares shall be credited with such dividends as additional Restricted Stock Shares subject to the same restrictions as the underlying Shares; and (ii) Participants holding Restricted Stock Units shall be credited with additional Restricted Stock Units equivalent to such dividends, subject to the same restrictions as the underlying Units.
The Committee may in its discretion apply any restrictions to the dividends that the Committee deems appropriate.
      7.7.     Termination of Employment. Except as otherwise provided in the Award Agreement, if the Participant’s employment as an Employee or service as a Nonemployee Director or nonemployee consultant to CB&I or the Company or their respective Subsidiaries and Affiliates terminates for any reason during the Period of Restriction, all Restricted Stock as to which the Period of Restriction has not yet expired or as to which a Vesting Date has not otherwise occurred shall be forfeited. The Committee in its discretion may set forth in the Award Agreement the extent to which the Participant shall nevertheless have the right to receive vested unrestricted Shares at or after termination of the Participant’s employment as an Employee or service as a Nonemployee Director or nonemployee consultant. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant,

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need not be uniform among all Shares or Units of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.
      7.8.     Rights Personal to Participant. All rights prior to the Vesting Date with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s death prior to the Vesting Date, to the Beneficiary designated in accordance with Article 10.
Article 8. — Performance Units and Performance Shares
      8.1.     Grant of Performance Units/ Shares. Subject to the terms and provisions of the Plan, the Committee may grant Awards of Performance Units and/or Performance Shares to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall in its discretion determine.
      8.2.     Value of Performance Units/ Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/ Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”
      8.3.     Earning of Performance Units/ Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Shares shall be entitled to receive payout on the number and value of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
      8.4.     Form and Timing of Payment of Performance Units/ Shares. Payment of earned Performance Units/ Shares shall be made in a single lump sum, as soon as practicable after the Committee has certified the number of Performance Units/ Shares earned for the Performance Period, or at such later time or times as shall be determined by the Committee in its discretion upon grant of the Award or, with the consent of the Participant, after grant of the Award. Subject to the terms of this Plan and except as otherwise provided in an Award Agreement, the Committee shall pay earned Performance Shares in Shares but may in its sole discretion pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value as of the date of distribution of the number of earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
      Unless otherwise provided in the Award Agreement, Participants shall be entitled to receive any dividends paid with respect to Shares which have been earned in connection with grants of Performance Units/ Shares but not yet distributed to Participants, such dividends to be subject to the same terms and conditions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.6 herein.
      8.5.     Termination of Employment Due to Death, Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, in the event the employment or service as a Nonemployee Director or nonemployee consultant of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/ Shares in a reduced amount prorated according to the ratio of the length of Participant’s employment or service in the Performance Period to the length of the Performance Period, as specified by the Committee in its discretion. Payment of earned Performance Units/ Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment or service during the applicable Performance Period.
      8.6.     Termination of Employment for Other Reasons. In the event that a Participant’s employment or service terminates for any reason other than those reasons set forth in Section 8.5 herein, all Performance

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Units/ Shares shall be forfeited by the Participant to CB&I unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.
      8.7.     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/ Shares may not be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution or by designation of a Beneficiary in accordance with Article 10. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
Article 9. — Performance Measures.
      The performance measure(s) to be used for purposes of Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among operating income, earnings (either before or after any of interest, taxes, depreciation and amortization), net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return of invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenue, net income or operating income), and contract backlog, in each case where applicable determined either on a Company-wide basis or in respect of any one or more business units, including any fixed combination of those performance measures and using target levels or target growth rates of any of those performance measures.
      The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards to Named Executive Officers, which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).
      In the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
Article 10. — Beneficiary Designation
      Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid, to exercise any Stock Option, or succeed to the ownership of any Restricted Stock Performance Units/ Shares or other Award as provided in this Plan, in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 11. — Deferrals
      The Committee may, subject to Section 14.3, in the Award Agreement or otherwise, permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/ Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
Article 12. — Rights of Employees
      12.1.     Employment. Nothing in the Plan shall interfere with or limit in any way the right of CB&I to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of CB&I.

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      12.2.     Participation. No Employee, Nonemployee Director or nonemployee consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Article 13. — Change in Control
      13.1.     Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise provided in an Award Agreement or other written agreement between a Participant and the Company (or CB&I or the Committee), then with respect to each Award outstanding on the date of the Change in Control:

(a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;

(c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control an amount based upon an assumed achievement of all relevant performance goals.
      13.2.     Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any provision of any Award Agreement, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of Change in Control to affect adversely any Award theretofore granted without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change of Control.
Article 14. — Amendment, Modification, and Termination
      14.1.     Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.
      14.2.     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting CB&I or the Company, or the financial statements of CB&I or the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
      14.3.     Awards Previously Granted. The Committee may amend or modify any outstanding Award Agreement in any manner consistent with this Plan for an original Award Agreement, provided, however, that no amendment or modification of an Award Agreement shall adversely affect in any material way the Award previously granted without the written consent of the Participant holding such Award. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted without the written consent of the Participant holding such Award.
Article 15 — Withholding
      15.1.     Tax Withholding. CB&I shall have the power and the right to deduct or withhold, or require a Participant to remit to CB&I, an amount sufficient to satisfy Federal, state, and local taxes, domestic or

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foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
      15.2.     Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having CB&I withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 16. — Indemnification
      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by CB&I against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim action, suit, or proceeding to which he or she may be party or in which he or she may be involved by reasons of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with CB&I’s approval, or paid by him or her in satisfaction of any judgment of any such action, suit, or proceeding against him or her, provided he or she shall give CB&I an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Association, CB&I’s Certificate of Incorporation or Bylaws, any agreement, as a matter of law, or otherwise, or any power that CB&I may have to indemnify them or hold them harmless.
Article 17. — Successors
      All obligations of CB&I under the Plan with respect to Awards granted hereunder shall be binding on any successor to CB&I, whether such successor arises as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of CB&I.
Article 18. — Legal Construction
      18.1.     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      18.2.     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      18.3.     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      18.4.     Securities Law Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act (or any successor rule). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
      18.5.     Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, without regard to its provisions regarding conflict of laws.

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Annex C
CHICAGO BRIDGE & IRON COMPANY
INCENTIVE COMPENSATION PROGRAM
Overview
      This Incentive Compensation Program (the “Incentive Program”) is designed to align the activities of key managers and other key employees of Chicago Bridge & Iron Company N.V. and its affiliates (the “Company”) with the achievement of specific Company-wide financial performance goals, other Company-wide and business unit performance goals, and individual performance objectives. The Company’s overall financial goals are (1) to provide an above average return to shareholders and (2) to provide sufficient capital for reinvestment in the business. The Incentive Program’s financial targets are set in accordance with these goals. Annual incentive bonuses are paid in cash to eligible Participants depending upon the achievement of the bonus goals. Achieving these goals will increase the Company’s overall competitiveness within the industry, and create increased value for shareholders. The Incentive Program provides a method of rewarding the necessary contributions and leadership behaviors to achieve those results.
      The bonus opportunity of a Participant will generally be a target percentage of base salary established at the beginning of the bonus year based on position and responsibilities. The amount of the bonus earned is based on the achievement of corporate goals, business unit goals, if any, and individual goals.
Administration
      The Incentive Program is administered by the Organization and Compensation Committee (the “Committee”) of the Supervisory Board of Chicago Bridge & Iron Company N.V. The Committee in its discretion construes and interprets the Incentive Program and determines all questions arising under the Incentive Program. The Committee in its discretion directly determines Company-wide financial performance goals, targets and achievement percentages based on Company-wide financial performance, and certifies the achievement of such financial performance goals.
      For the Chief Executive Officer and any other individual who is among the five highest compensated officers of the Company (together with the Chief Executive Officer, the “Covered Executives”) in the fiscal year of the Company for which a bonus is payable (the “Bonus Year”), the Committee directly determines in its discretion the target financial performance incentive and the extent to which bonus otherwise payable under the Incentive Program shall be reduced on the basis of nonattainment of individual performance goals or other factors.
      The Committee may in its discretion delegate other administrative responsibilities under the Incentive Program to the management of the Company. Management of the Company shall make such recommendations to the Committee as the Committee may deem necessary or appropriate for the administration of this Incentive Program.
Eligibility
      Employees of the Company and its affiliates who are in salary grades 16 and above are eligible to be selected to become participants (“Participants”) in the Incentive Program. If an affiliate of the Company has nonconforming salary grades the Committee in its discretion shall determine the employees of such affiliate who are considered to be in salary grades 16 and above. The Committee in its discretion will directly select Covered Executives who may be Participants. Company management with the approval of the Committee in its discretion will select other eligible employees to become Participants. Selection as a Participant for any Bonus Year shall not entitle the individual to be a Participant for any later Bonus Year unless again selected to be a Participant in such later Bonus Year.
      A Participant hired during a Bonus Year shall have a prorated target bonus opportunity based on the number of weeks worked from the date of hire to the end of the year. A Participant whose employment terminates before the last day of the Bonus Year by reason of a reduction-in-force program, death, disability or retirement, and whose employment terminates on or after April 1 of the Bonus Year, shall have a prorated target bonus opportunity based on the number of weeks worked from the beginning of the year to the date of termination. A Participant whose employment terminates during the Bonus Year under circumstances not described in the preceding sentence shall not be entitled to a bonus for such Bonus Year.
      As a condition to receipt of a bonus a Participant must keep his or her bonus eligibility strictly confidential. A Participant may not discuss his or her bonus with any individual other than (i) the Vice President of Human Resources, Human Resources staff administering the program, or superiors in the Participant’s chain of command, (ii) a Participant’s spouse, attorney or accountant who undertake not to further disclose the Participant’s bonus information, or (iii) in a disclosure required by law.
      Notwithstanding anything in this Incentive Program to the contrary, no Participant shall have any vested right to a bonus. The Committee in its sole discretion may reduce or cancel a Participant’s bonus for any reason or no reason at any time prior to actual payment.
Company-Wide Performance Goals
      The bonus opportunity for all Covered Executives for a Bonus Year will initially depend on achievement of Company-wide financial performance goals. The bonus opportunity for other Participants will depend on achievement of Company-wide financial performance goals to the extent determined by the Committee.
Performance Goals
      The Committee selects Company-wide performance measures from among (i) operating income, (ii) earnings (before or after any of interest, taxes, depreciation and amortization), (iii) return on net assets, (iv) net income (before or after taxes), (v) after-tax return on investment, (vi) sales, (vii) revenue, (viii) earnings per share, excluding special charges, as reported to shareholders, (ix) total shareholder return, (x) return on equity, (xi) total business return, (xii) return on invested capital, (xiii) operating cash flow, (xiv) free cash flow, (xv) economic value added, (xvi) new business taken measured by revenue, net income or operating income, and (xvii) contract backlog.
      The Committee may state performance goals for the foregoing performance measures using any one or any fixed combination of those performance measures and using target levels or target growth rates of any of those performance measures.
      The Committee may adjust the attainment of any company-wide performance goal to reflect or offset (i) a change in accounting standards, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring item; provided in any such case such item is separately identified on the company’s audited financial statements in accordance with generally accepted accounting principles, and is attributable to an event occurring after the performance goals for the year have were established. However, the actual cost of this Incentive Program will be part of the calculation of income from operations.
Performance Target Amount
      The Committee assigns each Covered Executive a bonus target amount for achievement of the target goals for the selected Company-wide financial performance measures for each Bonus Year. The bonus target amount is set at a percentage of the Covered Executive’s base salary as in effect at the time the performance goal is established (“Base Salary”) based on the Covered Executive’s position and job level. The target amount shall not exceed 100% of a Covered Executive’s Base Salary.
Thresholds
      The Committee selects minimum, target and maximum performance levels for the Company-wide performance goal(s) it has selected for Covered Executives. If performance is less than minimum, no Company-wide performance bonus shall be available. If performance is at the minimum, 20% of the

2

Company-wide performance bonus shall be available. If performance is at target, the target Company-wide performance bonus shall be available. If performance is at or above maximum, 200% percent of the Company-wide performance bonus shall be available. If performance results fall between two designated thresholds, the Company-wide performance bonus availability will be determined by interpolation as determined or approved by the Committee. In no event will the Company-wide performance bonus availability exceed 200% of Base Salary.
Application of Financial Performance Incentive
      The Committee shall establish the Company-wide financial performance goal(s), targets and thresholds within the first 90 days of the each Bonus Year. Prior to the payment of any bonus and within the first 90 days of the year following the Bonus Year, the Committee shall certify the extent of achievement of the Company-wide financial performance goal(s) for the Bonus Year.
Negative Discretion on Bonus for Covered Executives
      The bonus for any Covered Executive shall not exceed the amount of the Company-wide performance bonus earned by such Covered Executive. The Committee may in its discretion reduce the bonus otherwise payable to any Covered Executive on the basis of individual performance or such other factors as the Committee in its discretion deems appropriate. The exercise of such discretion with respect to any Covered Executive or other Participant shall not result in an in increase in the amount paid to any Covered Executive.
Bonus Pool
      The bonus opportunity for Participants other than Covered Executives will depend on achievement of performance measures, which may include but are not limited to company-wide performance measures, in any one or fixed combination of performance measures and using target levels or target growth rates of any of those performance measures.
Performance Target Amount
      The Committee assigns each Participant (other than a Covered Executive) a bonus target amount for achievement of the target goals for the selected performance measures for each Bonus Year. The bonus target amount is set at a percentage of the Participant’s Base Salary based on the Participant’s position and job level. The target amount shall not exceed 100% of Base Salary. Prior to the payment of any bonus and within the first 90 days of the year following the Bonus Year, the Committee shall determine the level of achievement of the selected performance goals for the Bonus Year and the resulting achieved bonus opportunity for each such Participant.
Bonus Pool
      The sum of the achieved bonus opportunities for all Participants (other than Covered Executives) shall comprise a bonus pool for the award of bonuses. Covered Executives shall not participate in the bonus pool. The Committee may further adjust the aggregate amount of the bonus pool upward or downward based on the Company-wide performance. Prior to the payment of any bonus and within the first 90 days of the year following the Bonus Year, the Committee shall approve the aggregate amount of the bonus pool.
Unit Performance and Individual Performance Adjustments
      The Committee may adjust the achieved bonus opportunity of any Participant (other than a Covered Executive) or any group of such Participants upward or downward based on business unit performance or individual performance or both.
      The Committee determines business unit performance by applying (1) the financial performance goals specified above to the business unit or subunit in which the Participant or group of Participants is employed, (2) functional non-financial operating goals specific to such business unit or subunit, (3) operating safety

3

management of the business unit or subunit, or (4) such similar factors as the Committee deems appropriate. To the extent the Committee in its discretion deems feasible, the criteria for determining business unit performance shall be objective and relate to matters which can be influenced by the Participant or group of Participants in their individual capacities and chosen to contribute to meeting the Company’s short- and long-term goals.
      The Committee develops criteria for determining individual performance. Individual goals for Participants shall be determined by the Participant’s manager and business unit head, giving appropriate consideration to the manager’s discretion and judgment in conjunction with the Committee’s determination of individual performance criteria.
Allocation of Bonus Pool
      The Committee shall allocate the bonus pool among Participants (other than Covered Executives) on the basis of achieved bonus opportunity as adjusted for business unit performance and individual performance. The aggregate amount of all bonuses (excluding bonuses of Covered Executives) shall not exceed (but may be less than) the aggregate amount of the bonus pool. The actual bonus payable to any Participant shall not exceed 200% of the Participant’s Base Salary for the Bonus Year.
      Bonuses shall be paid as soon as reasonably practicable after their determination and approval by the Committee.
Miscellaneous Provisions
      Nothing in this Incentive Program restricts the ability of the Company to pay bonus or other irregular compensation to any individual for any reason, including but not limited to hiring incentives, retention incentives, safety and service awards or bonuses or awards on any other basis.
      This Incentive Program is effective, beginning with the Company’s fiscal year 2000, upon its approval by the shareholders of Chicago Bridge & Iron Company N.V. This Incentive Program as amended to read as set forth in this document shall be effective for the Company’s fiscal year 2005 and thereafter, subject to approval by the shareholders of the Company.
      The Committee may, without further action by the shareholders, amend this Incentive Program from time to time, effective prospectively or retroactively, in any manner the Committee deems desirable provided, however, that no such amendment shall enlarge the class of employees who may be Participants in this Incentive Program, add to the permitted Company-wide financial performance measures, or increase the maximum bonus payable under this Incentive Program beyond 200% of any Participant’s Base Salary, without the consent of the shareholders of Chicago Bridge & Iron Company N.V.

4

CHICAGO BRIDGE & IRON COMPANY N.V.
Voting Instruction Card
(Must be presented at the meeting or received by mail prior to the close of business on May 6, 2005)

           The undersigned registered holder of Shares of New York Registry (each representing one Common Share of EUR 0.01 nominal amount of Chicago Bridge & Iron Company N.V.), hereby appoints The Bank of New York, as New York Transfer Agent and Registrar, through its agent, as the proxy of the undersigned to attend and address the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. to be held in Amsterdam, The Netherlands on May 13, 2005 and, in general, to exercise all rights the undersigned could exercise in respect of such Common Shares if personally present thereat upon all matters which may properly come before such Meeting and every adjournment thereof, and instructs such proxy to endeavor, in so far as practicable, to vote or cause to be voted on a poll (if a poll shall be taken) the Common Shares of Chicago Bridge & Iron Company N.V. represented by Shares of New York Registry registered in the name of the undersigned on the books of the New York Transfer Agent and Registrar as of the close of business on April 6, 2004, at such Meeting in respect of the resolutions specified on the reverse side hereof.

NOTES:	1.	Please direct your proxy how it is to vote by placing an X in the appropriate box opposite the resolutions specified on the reverse side hereof.

	2.	If no instructions are given on this voting instruction card, then the shares will be voted FOR Messrs. Jennett and Neale and Ms. Williams and FOR Items 2-12.

	3.	This Voting Instruction Card is solicited by the Supervisory Board of the Company.

CHICAGO BRIDGE & IRON COMPANY N.V. P.O. BOX 11436 NEW YORK, N.Y. 10203-0436

To include any comments, please mark this box.	☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

1.	To appoint a) J. Charles Jennett, b) Gary L. Neale and c) Marsha C. Williams as members of the Supervisory Board to serve until the Annual General Meeting of Shareholders in 2008 and until their successors shall have been duly appointed;

First Position:	a)	J. Charles Jennett
OR
	b)	David P. Bordages
Second Position:	a)	Gary L. Neale
OR
	b)	Samuel C. Leventry
Third Position:	a)	Marsha C. Williams
OR
	b)	Richard A. Byers

2.	To authorize the preparation of the annual accounts and the annual report in the English language and to adopt the Dutch Statutory Annual Accounts of the Company for the year ended December 31, 2004;

3.	To discharge the members of the Management Board from liability in respect of the exercise of their duties during the year ended December 31, 2004;

4.	To discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2004;

5.	To resolve on the final dividend for the year ended December 31, 2004;

6.	To approve the Management Board compensation policy;

7.	To determine the compensation of the Supervisory Directors who are not employees;

8.	To approve the extension of the authority of the Management Board to repurchase up to 10% of the issued share capital of the Company until November 13, 2006;

9.	To approve the extension of the authority of the Supervisory Board to issue and/or grant rights (including options to subscribe) on shares and to limit or exclude the preemptive rights of shareholders of the Company until May 13, 2010;

10.	To amend our Articles of Association to increase the amount of the authorized share capital;

11.	To approve an amendment to the Chicago Bridge & Iron 1999 Long-Term Incentive Plan;

12.	To an amendment to the Chicago Bridge & Iron Incentive Compensation Program; and

13.	To appoint our independent public accountants for the year ending December 31, 2005;

Ú DETACH PROXY CARD HERE Ú

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	Votes must be indicated (x) in Black or Blue ink.

WITHHOLD
AUTHORITY
1.	FOR		FOR	FOR
a) J. Charles Jennett	☐	OR b) David P. Bordages	☐	☐
c) Gary L. Neale	☐	OR d) Samuel C. Leventry	☐	☐
e) Marsha C. Williams	☐	OR f) Richard A. Byers	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
2.	☐	☐	☐	3.	☐	☐	☐

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
4.	☐	☐	☐	9.	☐	☐	☐
5.	☐	☐	☐	10.	☐	☐	☐
6.	☐	☐	☐	11.	☐	☐	☐
7.	☐	☐	☐	12.	☐	☐	☐
8.	☐	☐	☐	13.	☐	☐	☐

To change your address, please mark this box       ☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant
Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.	Date Share Owner sign here	Co-Owner sign here